                                                                     EXHIBIT 2.1


                     AGREEMENT AND PLAN OF REORGANIZATION


                                     AMONG


                            INTEGRAL SYSTEMS, INC.


                                      AND

                                SAT CORPORATION


                          ISI ACQUISITION CORPORATION

                                      AND

                                HERBERT PARDULA


                                EFFECTIVE AS OF

                                August 31, 2000

                     AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is effective as of the 31st day of August, 2000 by and among Integral Systems, Inc., a Maryland corporation ("Integral"), ISI Acquisition Corporation, a California corporation and a wholly owned subsidiary of Integral (the "Merger Sub"), SAT Corporation, a California corporation (the "Company") and Herbert Pardula (the "Shareholder"). Integral, the Company and the Shareholder are referred to collectively herein as the "Parties."

                                   RECITALS
                                   --------

     WHEREAS, the Shareholder owns four million (4,000,000) shares of the Company common stock (the "Company Common Stock"), which represents all of the issued and outstanding equity securities of the Company; and

     WHEREAS, Integral, Merger Sub, the Company and the Shareholder intend to effect a merger of Merger Sub into the Company (the "Merger") in accordance with this Agreement and the California General Corporation Law (the "CGCL"). Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly owned subsidiary of Integral; and

     WHEREAS, for United States federal income tax purposes, it is intended that the Merger qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, for financial accounting purposes, it is intended that the Merger be accounted for as a pooling of interests under United States generally accepted accounting principles ("GAAP") and the rules and regulations of the Securities and Exchange Commission (the "SEC").

     NOW, THEREFORE, in consideration of the premises and of the representations, warranties, covenants and agreements herein contained, the Parties hereto, intending to be legally bound, agree as follows:

1.   DESCRIPTION OF TRANSACTION
     --------------------------

     1.1  The Merger. Upon the terms and conditions of this Agreement, at the
          ----------
Effective Time (as defined in Section 2.1) and in accordance with the CGCL, Merger Sub shall be merged with and into the Company, and the Company shall be the surviving corporation of the Merger (the "Surviving Corporation").

     1.2  Effect of the Merger. The Merger shall have the effects set forth in
          --------------------
this Agreement and in the applicable provisions of the CGCL.

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     1.3. Tax and Accounting Matters. It is intended by the Parties hereto that
          --------------------------
the Merger shall (a) constitute a reorganization of Integral and the Company within the meaning of Section 368(a) of the Code, and (b) be accounted for as a pooling of interests under GAAP and the rules and regulations of the SEC. The Parties hereby adopt this Agreement as a "plan of reorganization" of Integral and the Company within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

     1.4  Certificate of Incorporation and Bylaws; Directors and Officers.
          ---------------------------------------------------------------
Unless otherwise determined by Integral prior to the Effective Time:

          (a) the Articles of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall become, from and after the Effective Time, the articles of incorporation of the Surviving Corporation, until thereafter altered, amended or repealed as provided therein and in accordance with applicable law, except that the name of the Surviving Corporation shall be SAT Corporation;

          (b) the Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall become, from and after the Effective Time, the Bylaws of the Surviving Corporation, until thereafter altered, amended or repealed as provided therein and in accordance with applicable law; and

          (c) the directors and officers of Merger Sub immediately prior to the Effective Time shall become, from and after the Effective Time, the directors and officers of the Surviving Corporation, until their respective successors are duly elected or appointed and qualify or their earlier resignation or removal.

     1.5  Conversion of Shares.
          --------------------

          (a) At the Effective Time, by virtue of the Merger and without any further action on the part of Integral, Merger Sub, the Company or the
Shareholder:

               (i) each share of Company Common Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive that fraction of a share of the common stock of Integral, par value $0.01 per share (the "Integral Common Stock"), equal to the Applicable Fraction (as defined in
Section 1.5(b)(i)); and

               (ii) each share of the common stock of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

          (b)  For purposes of this Agreement:

               (i) The "Applicable Fraction" shall be the fraction: (a) having a numerator equal to the Purchase Price, and (b) having a denominator of 4,000,000;

               (ii) The "Purchase Price" shall be equal to 650,000 shares of Integral Common Stock to be paid with a certificate (the "Certificate") representing such shares (less the

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Pledged Shares (as defined in Section 1.6)) to be delivered to the Shareholder at the Closing (as defined in Section 2.1).

     1.6  Pledged Shares.
          --------------

          (a) As collateral security for the payment of any indemnification obligations of the Shareholder pursuant to Section 8.2 of this Agreement, at the Closing the Shareholder shall, and by execution hereof does hereby, transfer, pledge and assign to Integral, for so long as any potential indemnification obligation of the Shareholder exists under Section 8 of this Agreement, for the benefit of Integral, a security interest in the following assets:

               (i) the "Pledged Shares" which shall mean ten percent (10%) of the Purchase Price, the certificates and instruments representing or evidencing the Pledged Shares, and all cash and non-cash dividends and other property at any time received or otherwise distributed in respect of or in exchange or substitution for any or all of the Pledged Shares; and in the event that the Shareholder receives any such property, the Shareholder shall immediately deliver such property to Integral to be held hereunder as part of the Pledged Shares; and

               (ii) all rights, titles, interests, privileges and preferences appertaining or incident to the foregoing property, except as provided in
Section 1.6(c).

          (b) Each certificate evidencing the Pledged Shares issued in the Shareholder's name in the Merger, shall, at the Closing, be delivered to Integral, together with an undated stock power duly signed in blank by the Shareholder, such certificate bearing no restrictive or cautionary legend other than those imprinted by Integral's transfer agent at Integral's request.

          (c) The Shareholder shall be entitled to exercise any voting powers incident to the Pledged Shares until such time, if ever, as they are transferred to Integral to satisfy the indemnification obligations of the Shareholder pursuant to Section 8.2 of this Agreement. At such time as the Shareholder is no longer subject to any potential indemnification obligation under Section 8 hereof, the assignment described in Section 1.6(a) shall terminate and Integral shall return the certificate representing the Pledged Shares and related stock power to the Shareholder.

     1.7  Appraisal Rights.  The Shareholder hereby waives such Shareholder's
          ----------------
right to appraisal pursuant to the CGCL.

2.   CLOSING.
     -------

     2.1  Closing. The closing of the transactions contemplated by this
          -------
Agreement (the "Closing") shall take place at the offices of Venable, Baetjer, Howard and Civiletti, LLP in Washington, DC commencing at 10:00 a.m. on August 31, 2000 or at such other time and date as the Parties may mutually agree (the "Closing Date"). Contemporaneously with the Closing, Integral shall file a properly executed agreement of merger conforming to the requirements of the CGCL, a form of which is attached hereto as Exhibit 2.1, with the Secretary of State of the State

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of California. The Merger shall become effective at the time such certificate of merger is declared effective by the Secretary of State of the State of California (the "Effective Time").

     2.2  Deliveries at the Closing. At the Closing, (i) the Company and the
          -------------------------
Shareholder will deliver to Integral the various certificates, instruments, and documents referred to in Section 7.1 below, (ii) Integral will deliver to the Shareholder the various certificates, instruments, and documents referred to in
Section 1.6 above and Section 7.2 below, (iii) the Shareholder will deliver to Integral stock certificates representing all of its Company Common Stock, endorsed in blank or accompanied by duly executed assignment documents, and (iv) Integral will deliver to the Shareholder the Certificate.

3.   REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER AND THE COMPANY.
     -----------------------------------------------------------------

     The Shareholder and the Company represent and warrant to Integral that the statements contained in this Section 3 are correct and complete as of the date hereof and as of the Closing Date:

     3.1  Organization, Qualification and Corporate Power. The Company is a
          -----------------------------------------------
corporation duly organized, validly existing and is in good standing under the laws of its jurisdiction of incorporation, and has all requisite power and authority to own, operate and lease its properties and to carry on its business as now being conducted. The Company is qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required.
Schedule 3.l hereto contains a list of all jurisdictions in which the Company is
------------
qualified to do business as a foreign corporation. The Company has delivered to Integral true, complete and correct copies of its charter and bylaws, each as amended to date. Such charter and bylaws, as amended to date, are collectively referred to as the "Charter Documents." The Company is not in default under or in violation of any of its Charter Documents. The Company has previously made available to Integral true, correct and complete copies of the Company's corporate minute books which include copies of all minutes of all actions of the Company's board of directors and stockholders and a stock ledger setting forth the record ownership of all outstanding shares of the Company's capital stock.

     3.2  Authorization; Validity. The Company and the Shareholder have the full
          -----------------------
legal right and authority to enter into this Agreement and the transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary action on the part of the Company and its board of directors. This Agreement and the Merger have been unanimously approved by the board of directors of the Company. This Agreement and the Merger have been duly adopted and approved by the stockholders of the Company entitled to vote thereon in accordance with the Company's certificate of incorporation and bylaws and the CGCL. This Agreement is a legal, valid and binding obligation of the Company and the Shareholder, enforceable against the Company and the Shareholder, respectively, in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

     3.3  Capital Stock of the Company. The authorized capital stock of the
          ----------------------------
Company consists of ten million (10,000,000) shares of common stock of which four million (4,000,000) shares are issued and outstanding. All of the issued and outstanding shares of the Company Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, and the Shareholder owns of record and beneficially four million (4,000,000) shares of the Company Common Stock free and clear of all liens, encumbrances and claims of every kind. All of the issued and outstanding shares of the Company Common Stock were offered, issued, sold and delivered by the Company in compliance with all applicable state and federal laws concerning the issuance of securities. None of such shares was issued in violation of any preemptive rights created by statute, or by the Charter Documents or by any agreement to which the Company may be bound. None of the shares of the Company Common Stock were issued pursuant to awards, grants or bonuses. No shares of the Company Common Stock are subject to repurchase upon termination of employment.

     Other than the Company Common Stock owned by the Shareholder, there are no outstanding shares of the Company Common Stock, preferred stock or any other equity securities of the Company, and there are no options, warrants, calls, conversion rights, commitments or agreements of any character to which the Company or the Shareholder is a party or by which the Company or the Shareholder may be bound that obligate or may obligate the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of common stock, preferred stock or other equity securities of the Company or that obligate or may obligate the Company to grant, extend or enter into any such option, warrant, call, conversion right, commitment or agreement. There are no outstanding arrangements, agreements, commitments or understandings of any kind affecting or relating to the voting, issuance, purchase, redemption, repurchase or transfer of any capital stock of the Company or any other securities of the Company. Other than as provided in or contemplated by this Agreement, neither the Company nor the Shareholder has become party to or subject to any contract or obligation wherein any person has a right or option to purchase or acquire any rights in any capital stock or securities of the Company. Neither the voting stock structure of the Company nor the relative ownership of the Company Common Stock has been altered or changed in contemplation of this Agreement. As a result of the transactions contemplated by this Agreement, Integral will be the record and beneficial owner of all outstanding capital stock of the Company and rights to acquire capital stock of the Company.

     3.4  Subsidiaries. The Company has no subsidiaries and does not presently
          ------------
own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity, nor is the Company, directly or indirectly, a participant in any joint venture, partnership or other entity.

     3.5  No Conflicts. The execution, delivery and performance of this
          ------------
Agreement, and the consummation of the transactions contemplated hereby, will not:

          (a) conflict with, or violate any provision of the Charter Documents as now in effect;

          (b) conflict with, or result in any breach or default (or constitute a default but for any requirement of notice or lapse of time or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a benefit under, or result in the creation or imposition of any lien, charge or encumbrance on any of the assets or properties of the Company or the Shareholder pursuant to any agreement, contract, note, mortgage, indenture, lease, sublease, instrument, permit, concession, franchise or license to which either is a party or by which the Company or the Shareholder or any of their respective property or assets may be bound or affected; or

          (c) conflict with or result in a violation of any law, statute, order, judgment, rule, regulation, decree or ordinance applicable to the Company or the Shareholder or by which any of their properties or assets is bound or affected.

     3.6  No Defaults. The Company is not, nor has it or the Shareholder
          -----------
received notice that the Company is or would be with the passage of time in violation of any provision of its Charter Documents. The Company is not, nor has it or the Shareholder received notice that the Company is or would be with the passage of time, in violation of any provision of its Charter Documents. Neither the Company or the Shareholder is, nor has the Company or the Shareholder received notice that it or he is or would be with the passage of time, in default or violation of any term, condition or provision of (i) any judgment, decree, order, injunction or stipulation applicable to the Company or the Shareholder or any of their respective property or assets or (ii) any agreement, note, mortgage, indenture, contract, lease, sublease or instrument, permit, concession, franchise or license to which the Company or the Shareholder is a party or by which the Company or the Shareholder or their respective properties or assets may be bound.

     3.7  Required Governmental Filings and Consents. The execution, delivery
          ------------------------------------------
and performance of this Agreement and the consummation of the transactions contemplated hereby, will not require any consent, approval, authorization or permit of, or filing with or notification to, any United States, federal, state or local or any foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal or judicial or arbitral body ("Governmental Authority").

     3.8  Financial Statements. Schedule 3.8 includes (a) true, complete and
          --------------------  ------------
correct copies of the audited Balance Sheet for the Company as of March 31, 2000 (the end of the Company's most recent completed fiscal year), and unaudited Statements of Income, Cash Flows and Retained Earnings for the Company for the year ended March 31, 2000 (collectively, the "Year-End Financials") and (b) true, complete and correct copies of the unaudited Balance Sheet for the Company (the "Interim Balance Sheet") as of June 30, 2000 (the "Interim Balance Sheet Date") and Statements of Income and Retained Earnings for the Company for the period then ended (together, the "Interim Financials" and collectively with the Year-End Financials, the "Company Financial Statements"). The Company Financial Statements have been prepared in accordance with GAAP consistently applied and fairly present the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended in all material respects, subject, in the case of the Interim Financials to normal year-end audit adjustments and the omission of complete footnote information. The Company

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Financial Statements are correct and complete, and are consistent with the
Company's books and records (which books and records are correct and complete in all material respects). Since the Interim Balance Sheet Date, there have been no material changes in the Company's accounting policies. The Company has adequately reserved on the Interim Balance Sheet against any liabilities of the Company with respect to any Company warranties and Year 2000 Compliance (as defined below). For purposes hereof, "Year 2000 Compliance" means that products (including existing products and technology and products and technology currently under development) accurately record, store, process, calculate and present calendar dates falling on and after (and if applicable, spans of time including) January 1, 2000, and calculate any information dependent on or relating to such dates in the same manner, and with the same functionality, data integrity and performance, as the products recorded, stored, processed, calculated and presented calendar dates on or before December 31, 1999, or calculated any information dependent on or relating to such dates.

     3.9  Liabilities and Obligations.
          ---------------------------

          (a)  The Company has no liabilities, except for liabilities:

               (i) reflected on the Interim Balance Sheet and not previously paid or discharged;

               (ii) those liabilities incurred since the Interim Balance Sheet Date in the ordinary course of business consistent with past practice, which liabilities are not, individually or in the aggregate, material;

               (iii) set forth on Schedule 3.9; or
                                  ------------

               (iv) liabilities not exceeding $10,000 individually or $25,000 in the aggregate.

For purposes of this Section 3.9, the term "liabilities" shall include without limitation any direct or indirect liability, indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, either accrued, absolute, contingent, mature, unmature or otherwise and whether known or unknown, fixed or unfixed, inchoate or not, liquidated or unliquidated, secured or unsecured.

          (b) In the case of those liabilities which are not fixed or contested, a reasonable estimate of the maximum amount which may be payable is attached hereto as Schedule 3.9.
                   -------------

     3.10 Accounts and Notes Receivable. The receivables, including unbilled
          -----------------------------
accounts receivables, shown on the Interim Balance Sheet arose in the ordinary course of business and have been collected or are collectible in the book amounts thereof, less an amount not in excess of the allowance for doubtful accounts provided for in such balance sheet. Allowances for doubtful accounts and warranty returns are adequate and have been prepared in accordance with GAAP consistently applied and in accordance with the past practices of the Company. The

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receivables of the Company arising after the Interim Balance Sheet Date arose in the ordinary course of business and have been collected or are collectible in the book amounts thereof, less allowances for doubtful accounts and warranty returns determined in accordance with the past practices of the Company. None of the receivables of the Company is subject to any claim of offset, recoupment, set off or counterclaim and neither the Company nor the Shareholder has knowledge of any facts or circumstances (whether asserted or unasserted) that could give rise to any such claim. No amount of receivables is contingent upon the performance by the Company of any obligation or contract. No person has any lien on any of such receivables and no agreement for deduction or discount has been made with respect to any of such receivables.

     3.11 Governmental Permits and Licenses. The Company owns or holds all
          ---------------------------------
licenses, franchises, permits and other governmental authorizations, including without limitation permits (including, without limitation, all permits and approvals of Governmental Authorities necessary for the continued occupancy, use and operation of each of the "Leased Premises" as defined in Section 3.13(b)), titles (including, without limitation, motor vehicle titles and current registrations), fuel permits, licenses, franchises, certificates required to conduct its business as currently being conducted (the "Material Permits"). The Material Permits are valid and in full force and effect, and the Company has not received any notice that any Governmental Authority intends to modify, cancel, terminate or not renew any Material Permit. The Company has conducted and is conducting its business in compliance with the requirements, standards, criteria and conditions set forth in the Material Permits and other applicable orders, approvals, variances, rules and regulations and is not in violation of any of the foregoing, except where the failure to so conduct its business would not have a material adverse effect on such Material Permits. The transactions contemplated by this Agreement will not result in a default under or a breach or violation of, or adversely affect the rights and benefits afforded to the Company by any Material Permit.

     3.12 Environmental Matters.  Except as set forth on Schedule 3.12:
          ---------------------                          -------------

          (a)  To the best knowledge of the Company or the Shareholder, no substance that is regulated by any Governmental Authority as or that has been designated by any Governmental Authority to be radioactive, toxic, or hazardous, including petroleum products, asbestos and PCBs (a "Hazardous Material") is present in, on, under or has migrated from any property that the Company has at any time owned, operated, occupied or leased (including both the land and improvements thereon) in material violation of the applicable laws of any Governmental Authority relating to public and employee health and safety, pollution or protection of the environment (collectively "Environmental Laws"), and, to the knowledge of the Company and the Shareholder, no reasonable likelihood exists that any Hazardous Material will migrate to or come to be present in, on, or under the property currently leased (including both land and improvements thereon) by the Company, as set forth on Schedule 3.13(b), in
                                                      ----------------
material violation of any Environmental Laws.

          (b) The Company does not and has not transported, stored, used, manufactured, released or exposed its employees or any other person to any Hazardous Material, or arranged for the disposal, discharge, storage or release of any Hazardous Material, in material violation of any applicable statute, rule, regulation, order or law.

          (c) To the knowledge of the Company and the Shareholder, no permits, consents, waivers, exemptions, licenses, approvals or other authorizations are required to be obtained by it under the applicable Environmental Laws. The Company has been and is in compliance in all material respects with all other applicable limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder. There are no unsatisfied judgments or orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency or by arbitration) against the Company or against any of its properties or businesses or against the Shareholder with respect to the Company under applicable Environmental Laws. Neither the Shareholder nor the Company has received any written notice that there is an action, suit, proceeding, claim, arbitration or investigation pending against the Company or the Shareholder with respect to the Company under applicable Environmental Laws. To the knowledge of the Company and the Shareholder, no such action, suit, proceeding, claim, arbitration or investigation under applicable Environmental Laws is threatened against the Company or the Shareholder with respect to the Company. Neither the Company nor the Shareholder have received any written notice or has knowledge of any past or present condition or practice of the businesses conducted by the Company which forms or could be reasonably expected to form the basis of any material claim, action, suit, proceeding, hearing or investigation (collectively "Environmental Claims") against the Company (or against any person or entity whose liability for any Environmental Claims the Company has retained or assumed either contractually or by operation of law), arising out of the manufacture, processing, distribution, use, treatment, storage, spill, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any Hazardous Material by the Company.

          (d) The Company does not own, operate or maintain any underground storage tanks on any property owned, operated, occupied or leased by the Company, and to the best knowledge of the Company and the Shareholder, no underground storage tanks are present at any property currently leased by the Company, as set forth on Schedule 3.13(b).
                         ----------------

     3.13 Real and Personal Property.
          --------------------------

          (a) The Company currently does not own and has never owned any real property.

          (b)  Schedule 3.13(b) sets forth a list of all real property leases,
               ----------------
subleases, licenses or similar agreements ("Leases") to which the Company is or ever was a party (copies of which have previously been furnished to Integral), in each case setting forth (A) the landlord and tenant or sublessor and sublessee, as applicable, thereof and the date and term of each of the Leases,
(B) the legal description or street address of each property covered thereby, and (C) a brief description (including size and function) of the principal improvements and buildings thereon (the "Leased Premises"). The Leases are in full force and effect and have not been amended and neither the Company nor, to the knowledge of the Company and the Shareholder, any other party is in default or breach under any such Lease. To the knowledge of the Company and the Shareholder, no event has occurred which, with the passage of time or the giving of notice or both, would cause a material breach of or default under any of such Leases. To the knowledge of the Company and the Shareholder, there is no breach or anticipated breach by any other party to such Leases. With respect to each of the Leased Premises:

               (i) The Company has valid leasehold interests in the Leased Premises, which leasehold interests are free and clear of any liens, covenants and easements or title defects of any nature whatsoever;

               (ii) To the best knowledge of the Company and the Shareholder, the portions of the buildings located on the Leased Premises that are used in the business of the Company are each in good repair and condition (including, without limitation, the electrical, mechanical, HVAC, plumbing, elevator, other building systems and structural components serving such premises, and the roofs are water-tight), and are in the aggregate sufficient to satisfy the Company's current and normal business activities as conducted thereat;

               (iii) Each of the Leased Premises (A) has direct access to public roads or access to public roads by means of a perpetual access easement, such access being sufficient to satisfy the current and normal transportation requirements of the Company's business as presently conducted at such premises; and (B) is served by all utilities in such quantity and quality as are sufficient to satisfy the current normal business activities as conducted at such premises;

               (iv)  The Company and the Shareholder have not received notice of
(A) any condemnation proceeding with respect to any portion of the Leased Premises or any access thereto, and, to the best knowledge of the Company and the Shareholder, no such proceeding is contemplated by any Governmental Authority; or (B) any special assessment which may affect any of the Leased Premises, and, to the best knowledge of the Company and the Shareholder, no such special assessment is contemplated by any Governmental Authority;

               (v) To the best knowledge of the Company and the Shareholder, each of the Leased Premises, including all buildings located thereon, conform to all requirements of any underlying covenants, conditions, restrictions and encumbrances, all insurance underwriter's requirements, all applicable rules, regulations, statutes, ordinances, laws and building codes, (collectively, "Laws");

               (vi) To the best knowledge of the Company and the Shareholder, there are no Laws under active consideration by any Governmental Authority which could require the Company to make any expenditure in excess of $20,000 to modify or improve the Leased Premises to bring them into compliance therewith; and

               (vii) Neither the Company nor the Shareholder have received any notice from any insurance company of any defects or inadequacies in the Leased Premises or any part thereof which could adversely affect the insurability of the Leased Premises or the premiums for the insurance thereof.

          (c) The Company owns or leases all buildings, machinery, equipment, and other tangible assets used in the conduct of its businesses as presently conducted, located on its premises (other than assets typically belonging to employees, consultants, and agents of the Company such as books, plants, cars and other such personal belongings), or shown on the Interim Balance Sheet (other than assets used, sold or otherwise disposed of in the ordinary course of business since the date of the Interim Balance Sheet) or acquired after the date thereof and still held by the Company on the date hereof. Each such material tangible asset other than the buildings is free from material defects, has been maintained in accordance with normal industry practice, and is in good operating condition and repair (subject to normal wear and tear).

          (d)  Except as set forth on Schedule 3.13(d), the Company has good and
                                      ----------------
marketable title to all of its assets free from all liens, charges, pledges, security interests, claims and encumbrances of every kind.

     3.14 Material Contracts. Schedule 3.14 lists the following contracts and
          ------------------  -------------
other agreements to which the Company is a party:

          (a) any agreement (or group of related agreements) for the lease of personal property to or from any person or entity providing for lease payments in excess of $10,000 per annum;

          (b) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a loss to the Company, or involve consideration in excess of $50,000;

          (c)  any agreement concerning a partnership or joint venture;

          (d) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of an aggregate of $10,000 or under which it has imposed a security interest on any of its assets, tangible or intangible;

          (e)  any agreement concerning confidentiality or noncompetition;

          (f) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, and employees;

          (g)  any collective bargaining agreement;

          (h) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $25,000 or providing severance benefits;

          (i) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the ordinary course of business;

          (j) any agreement under which the consequences of a default or termination could have a Material Adverse Effect (as defined in Section 3.21) on the business, assets, financial condition or prospects of the Company;

          (k) any Government Contract (as defined in Section 3.28) or Government Subcontract (as defined in Section 3.28) in excess of $10,000; or

          (l) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $20,000, whether or not made in the ordinary course of business.

The agreements described at Sections 3.14(a) through (l) above are hereinafter referred to as the "Material Contracts."

     Each Material Contract is valid and binding on the Company and is in full force and effect and, to the best knowledge of the Company and the Shareholder, is not subject to any default thereunder by any party obligated to the Company pursuant thereto. No Material Contract contains any material liquidated damages, penalty or similar provision. The Company does not intend to cancel, withdraw, modify or amend any such Material Contract other than in the ordinary course of business and, to the best knowledge of the Company and the Shareholder, no party to any such contract, agreement or instrument intends to cancel, withdraw, modify or amend any Material Contract.

     Except as set forth on Schedule 3.14, the Company has obtained or will
                            -------------
obtain prior to the Closing all necessary consents, waivers, approvals, "change of name agreements" and/or novation agreements of all parties to any Material Contracts required in connection with any of the transactions contemplated hereby, or as are required by any Governmental Authority or other third party in order that any such Material Contract remain in effect without modification after the transactions contemplated under this Agreement and without giving rise to any right to termination, cancellation or acceleration or loss of any right or benefit ("Company Third-Party Consents"). All Company Third-Party Consents are listed on Schedule 3.14.
              -------------

     3.15 Intellectual Property.
          ---------------------

          (a) The Company owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property (as defined below) used in or necessary for the operation of the businesses of the Company as presently conducted by the Company. Each item of Intellectual Property owned or used by the Company immediately prior to the Closing hereunder will be owned or available for use by the Company on identical terms and conditions immediately subsequent to the Closing hereunder. The Company has disclosed to Integral all actions it has taken to protect each item of Intellectual Property that it owns or uses.

          (b) To the knowledge of the Company and the Shareholder, the Company has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties. Neither the Shareholder, the Company nor the directors or officers (and employees with responsibility for Intellectual Property matters) of the Company has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Company must license or refrain from using any Intellectual Property rights of any third party). To the knowledge of the Company and the Shareholder, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Company.

          (c)  Schedule 3.15(c) identifies each patent or registration which has
               ----------------
been issued to the Company with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which the Company has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which the Company has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). The Company and the Shareholder have delivered to Integral correct and complete copies of all such patents, registrations, applications, forms of licenses, agreements currently in effect, and permissions (as amended to date) and have made available to Integral correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Schedule 3.15(c) also identifies each trade
                                   ----------------
name or unregistered trademark used by the Company in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified in Schedule 3.15(c):
              ----------------

               (i) the Company possesses all right, title, and interest in and to the item, free and clear of any security interest, license, or other restriction except as set forth in Schedule 3.15(c);
                                   ----------------

               (ii) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

               (iii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the knowledge of the Company and the Shareholder, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

               (iv) the Company has never agreed to indemnify any person for or against any interference, infringement, misappropriation, or other conflict with respect to the item except as set forth in Schedule 3.15(c).
                                           ----------------
          (d)  Schedule 3.15(d) identifies each item of Intellectual Property
               ----------------
that any third party owns and that the Company uses pursuant to license, sublicense, agreement, or permission. With respect to each item required to be identified in Schedule 3.15(d), the Company has listed:
              ----------------

               (i) the license, sublicense, agreement, or permission covering the item is legal, valid, binding and enforceable against the Company, and is in full force and effect with respect to the Company, and, to the knowledge of the Company and the Shareholder, is legal, valid, binding and enforceable against the other parties thereto and in full force and effect with respect to such other parties;

               (ii) to the knowledge of the Company and the Shareholder, the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

               (iii) neither the Company nor, to the knowledge of the Company and the Shareholder, any other party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

               (iv) neither the Company nor, to the knowledge of the Company and the Shareholder, any other party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

               (v) the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

               (vi) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the knowledge of the Company and the Shareholder, is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

               (vii) the Company has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

          (e) To the knowledge of the Company and the Shareholder, the Company and the Shareholder have no reason to believe that the Company will interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its businesses as presently conducted.

          (f) The Company and the Shareholder have no knowledge of any new products, inventions, procedures, or methods of manufacturing or processing that any competitors or other third parties have developed which reasonably could be expected to supersede or make obsolete any product or process of the Company.

     As used in this Agreement, "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals),
(f) all computer software (including
data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

     3.16 Insurance. Schedule 3.16 sets forth an accurate list, as of the
          ---------  -------------
Interim Balance Sheet Date, of all insurance policies carried by the Company and all insurance loss runs or workmen's compensation claims received for the past two policy years. Attached to Schedule 3.16 are true, complete and correct
                              -------------
copies of the summaries from the insurance company of all current insurance policies, all of which are in full force and effect. All premiums payable under all such policies have been paid and the Company is otherwise in full compliance with the terms of such policies (or other policies providing substantially similar insurance coverage) and any claims for which the Company is seeking insurance coverage have been submitted to the appropriate insurance company in accordance with the terms of the applicable insurance policy. To the knowledge of the Company and the Shareholder, such policies of insurance are of the type and in amounts customarily carried by persons conducting businesses similar to that of the Company. The Company does not know of any threatened termination of, or material premium increase with respect to, any of such policies.

     3.17 Compensation; Employment Agreements. Schedule 3.17 sets forth an
          -----------------------------------  -------------
accurate list, as of the date hereof, of all officers, directors and key employees of the Company listing all employment agreements with such officers, directors and key employees and the rate of compensation (and the portions thereof attributable to salary, bonus and other compensation, respectively) of each such person as of (a) the Interim Balance Sheet Date and (b) the date hereof. The Company has provided to Integral true, complete and correct copies of all employment contracts, commitments and arrangements with persons listed on
Schedule 3.17. To the knowledge of the Company and the Shareholder, no director,
-------------
officer, key employee, or group of employees has any plans to terminate employment with the Company except as set forth in Schedule 3.17. Each current
                                                   -------------
and former employee, officer and consultant of the Company has executed a proprietary information and confidentiality agreement in the form of Exhibit
3.17 attached hereto.

     3.18 Employee Benefit Plans.
          ----------------------

          (a) All employee compensation, incentive, fringe, pension, profit sharing, stock option or purchase, bonus or other benefit plans, programs, policies, commitments or other arrangements (whether or not set forth in a written document) of the Company covering any active, former or retired employee or consultant of the Company, or any trade or business (whether or not incorporated) which is a member of a controlled group or which is under common control with the Company within the meaning of Section 414 of the Code (a "Controlled Group Member"), or with respect to which the Company has or may in the future have liability, are listed on Schedule 3.18 (individually, the "Plan"
                                         -------------
or, collectively, the "Plans"). Copies of all such written plans and summaries of any other plans which cover active, former or retired employees or consultants of the Company have been provided to Integral as well as trust agreements, annuity contracts, insurance policies and service agreements with respect to such Plans. To the extent applicable, the Plans comply with the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code, and any Plan intended to be qualified under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code (i) has either obtained a favorable determination letter as to its qualified status from the Internal Revenue Service or still has a remaining period of time under applicable Treasury Regulations or Internal Revenue Service pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination, and (ii) incorporates or has been amended to incorporate all provisions required to comply with the Tax Reform Act of 1986 and subsequent legislation. The Company has furnished or made available to Integral copies of the most recent Internal Revenue Service determination letter and, except as set forth in Schedule 3.18, Forms 5500 for the three most current
                            -------------
Plan years with respect to any such Plan. No Plan is covered by Title IV of ERISA or Section 412 of the Code. Neither the Company nor any Controlled Group Member has been a contributing employer to any multiemployer plan as defined under Section 4001 of ERISA. Neither the Company nor any officer or director of the Company has incurred any liability or penalty under Section 4971 through 4980E of the Code or Title 1 of ERISA. None of the Plans promises or provides retiree medical or other retiree welfare benefits to any person except as required by applicable law, including but not limited to, the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended. Each Plan has been maintained and administered in all material respects in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such Plans. No suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Plan activities) has been brought, or to the best knowledge of the Company and the Shareholder is threatened, against or with respect to any such Plan. All contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Plans have been made or accrued. Schedule 3.18 includes a listing
                                               -------------
of the accrued vacation liability of the Company as of the Interim Balance Sheet Date.

          (b) The Company is not bound by or subject to (and none of its respective assets or properties is bound by or subject to) any arrangement with any labor union. No employee of the Company is represented by any labor union or covered by any collective bargaining agreement and, to the best knowledge of the Company and the Shareholder, no campaign to establish such representation is in progress. There is no pending or, to the best knowledge of the Company and the Shareholder, threatened labor dispute involving the Company and any group of its employees nor has the Company experienced any labor interruptions over the past three years, and the Company considers its relationship with its employees to be good.

          (c)  Except as set forth in Schedule 3.18, neither the execution and
                                      -------------
delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of the Company under any Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Plan, (iii) result in the acceleration of the time of payment or vesting of any such benefits or (iv) result in any payment which is nondeductible under Code Section 280G.

          (d) The Company has complied with the continuation health care coverage requirements of Section 4980B of the Code and Sections 601 through 608 of ERISA with respect to "qualifying events," as defined in the Code and ERISA, which occur on or before the Closing with respect to any current or former employees of the Company and their respective "qualified beneficiaries," as defined in the Code and ERISA.

          (e) To the knowledge of the Company and the Shareholder, the Company is not subject to any legal obligation to continue any Plan either before or after the Closing Date and any Plan may be amended or terminated without the consent of its members and beneficiaries.

         3.19     Conformity with Law; Litigation.
                  -------------------------------

         Except for Environmental Laws (which are addressed in Section 3.12 hereof):

                  (a) The Company is in compliance and has conducted its business so as to comply with all laws, rules and regulations, judgments, decrees or orders of any Governmental Authority applicable to its operations or with respect to which compliance is a condition of engaging in the business thereof, except where the failure to do so would not result in a Material Adverse Effect (as defined in Section 3.21(a)). There are no judgments or orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency or by arbitration) against the Company or against any of its properties or businesses or against the Shareholder. Without limiting the generality of the foregoing, the Company has not violated any United States or foreign import and export control laws and regulations, export licensing laws and regulations or customs regulations (including its obligations under the Foreign Corrupt Practices Act) applicable to the Company, except where such violation would not result in a Material Adverse Effect. The Company has not been cited by the United States Department of Commerce, the United States Customs Service or any other relevant Governmental Authority for any violation of United States laws or regulations relating to importing or exporting of products, materials or services. Schedule 3.19 contains a summary of any
                                 -------------
violation of, or conflict with, any applicable statute, law, rule, regulation, ruling, order, judgment or decree of which such Governmental Authority has notified the Company or the Shareholder.

                  (b) There is no action, suit, proceeding, claim, arbitration or investigation pending or, to the knowledge of the Company and the Shareholder, threatened, against the Company or the Shareholder, or which in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated hereby. Schedule 3.19 sets forth with respect to each
                                  -------------
pending action, suit, proceeding, claim, arbitration or investigation to which the Company or the Shareholder is a party, the forum, the parties thereto, a brief description of the subject matter thereof and the amount of damages claimed. Except as stated in Schedule 3.19, neither the Company nor the
                             -------------
Shareholder is aware of any reasonable basis for any other such litigation. The Company has delivered or made available to Integral correct and complete copies of all correspondence prepared by the Company's counsel for the Company's independent public accountants in connection with all completed audits or reviews of the Company's financial statements and any such correspondence since the date of the last such audit or review. Schedule 3.19 accurately describes
                                           -------------
all product liability claims made against the Company since inception.

          3.20    Taxes.
                  -----

                  (a) The Company has filed all Tax Returns (as defined below) that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes (as defined below) owed by the Company (whether or not shown on any Tax Return) have been paid except for taxes not yet due and except as set forth in Schedule 3.20. The Company is not currently the beneficiary of
                -------------
any extension of time within which to file any Tax Return, except as set forth in Schedule 3.20. No claim has ever been made by an authority in a jurisdiction
   -------------
where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no security interests on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.

                  (b)  Except as set forth in Schedule 3.20, the Company has
                                              -------------
withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

                  (c) Neither the Shareholder nor any director or officer (or employee responsible for Tax matters) of the Company expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax liability of the Company either (i) claimed or raised by any authority in writing or (ii) as to which the Company or the Shareholder has knowledge based upon contact with any agent of such authority. The Company has delivered to Integral correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company since the tax year end in 1997, except as set forth in Schedule 3.20.
                                -------------

                  (d) The Company has never waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                  (e) The Company has never filed a consent under Code section 341(f) concerning collapsible corporations. The Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code section 6662. The Company is not a party to any Tax allocation or sharing agreement. The Company has never been or will ever be required to include any material adjustment in taxable income for any Tax period (or portion thereof) ending on or after the Closing Date pursuant to Code sections 481 or 263A as a result of transactions, events or accounting methods employed prior to the Closing Date.

                  (f) For purposes hereof, the term "Tax" or "Taxes" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not; the term "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         3.21     Absence of Changes.  Since the Interim Balance Sheet Date
                  ------------------
there has not been:

                  (a) any change that by itself or together with other changes, has had a material adverse effect on the business, assets (including without limitation intangible assets), liabilities, financial condition, results of operations or prospects of the Company (a "Material Adverse Effect");

                (b) any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the properties or business of the Company;

                (c) any change in the authorized capital of the Company or in its outstanding securities or any change in its ownership interests or any grant of any options, warrants, calls, conversion rights or commitments;

                (d) any declaration or payment of any dividend or distribution in respect of the capital stock or any direct or indirect redemption, purchase or other acquisition of any of the capital stock of the Company;

                (e) any increase in the compensation, bonus, sales commissions or fee arrangements payable or to become payable by the Company to any of its officers, directors, the Shareholder, employees, consultants or agents, except for ordinary and customary bonuses and salary increases for employees in accordance with past practice;

                (f) any work interruptions, labor grievances or claims filed, or any similar event or condition of any character, materially adversely affecting the business or future prospects of the Company;

                (g) any cancellation, or agreement to cancel, any indebtedness or other obligation owing to the Company, including without limitation any indebtedness or obligation of the Shareholder or any affiliate thereof;

                (h) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of the assets, property or rights of the Company or requiring consent of any party to the transfer and assignment of any such assets, property or rights;

                (i) any waiver of any material rights or claims of the Company;

                (j) any breach, amendment or termination of any Material Contract, Material Permit, Lease, or other agreement or right to which the Company is a party, except as set forth on Schedule 3.14;
                                           -------------

                (k) except as set forth on Schedule 3.21, any transaction by the
                                           -------------
Company outside the ordinary course of business;

                (l) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company or the revaluation by the Company of any of its assets;

                (m) except as set forth on Schedule 3.21, any creation or
                                           -------------
assumption by the Company of any mortgage, pledge, security interest or lien or other encumbrance on any asset (other than liens arising under existing lease financing arrangements which are not material and liens for taxes not yet due and payable);

                (n) except as set forth in Schedule 3.21, any entry into,
                                           -------------
amendment of, relinquishment, termination or non-renewal by the Company of any contract, lease or sublease transaction, commitment or other right or obligation requiring aggregate payments by the Company in excess of $25,000;

                (o) any violation of or conflict with any applicable laws, statutes, orders, rules or regulations promulgated or judgment entered by any Governmental Authority which, individually or in the aggregate, materially and adversely affects (or, insofar as the Company or the Shareholder knows, might reasonably be expected to materially and adversely affect) the Company;

                (p) the commencement or notice or, to the best knowledge of the Company and the Shareholder, threat of commencement of any lawsuit or proceeding against or investigation of the Company or any of its affairs;

                (q) any agreement or arrangement made by the Company or the Shareholder to take any action which, if taken prior to the date hereof, would have made any representation or warranty set forth in this Agreement untrue or incorrect as of the date when made; or

                (r) negotiation, commitment or agreement by the Company or any officer or employee thereof to do any of the things described in the preceding clauses (a) through (q) (other than negotiations with Integral and its representatives regarding the transactions contemplated by this Agreement).

         3.22  Bank Accounts; Powers of Attorney. Schedule 3.22 sets forth an
               ---------------------------------  -------------
accurate list, as of the date of this Agreement, of the following: (a) the name of each financial institution in which the Company has any account or safe deposit box; (b) the names in which the accounts or boxes are held; (c) the type of account; and (d) the name of each person authorized to draw thereon or have access thereto. Schedule 3.22 also sets forth the name of each person,
                -------------
corporation, firm or other entity holding a general or special power of attorney from the Company and a description of the terms of such power.

         3.23  Customers; Backlog; Returns and Complaints; Suppliers. Schedule
               -----------------------------------------------------  --------
3.23 sets forth the customers of the Company which represented 5% or more of the
----
Company's total revenues for the Company's last fiscal year ("Significant Customers") and a description of backlog of customer orders. Neither the Company nor the Shareholder has knowledge that the Company is at risk of losing any of its Significant Customers. Neither the Company nor the Shareholder has received any customer complaints during the last 3 years concerning the Company's products which complaints the Company has not been able to address to the satisfaction of the complainant within a commercially reasonable length of time after the Company or the Shareholder received notice of such complaint, nor has the Company had any of its products returned by a purchaser thereof except for normal warranty returns consistent with past history and those returns that would not result in a reversal of any revenue by the Company. Neither the Company nor the Shareholder has knowledge that the Company is at risk of losing any supplier of materials, supplies, merchandise or other goods and services, the loss of which would have a

Material Adverse Effect ("Material Suppliers"). Neither the Company nor the Shareholder has received any written complaints from any of its Material Suppliers during the last 3 years concerning the Company which complaints the Company has not been able to address to the satisfaction of the complainant within a commercially reasonable length of time after the Company or the Shareholder received written notice of such complaint.

         3.24  Brokers; Finders. Except as set forth in Schedule 3.24, neither
               ----------------                         -------------
the Company nor the Shareholder has made any commitments to pay any broker's or finder's fee or any similar commission or fee in connection with any of the transactions contemplated by this Agreement ("Broker's or Finder's Fee") to any agent, broker, investment banker or other firm or person.

         3.25  Interests of Officers. Except as set forth on Schedule 3.25,
               ---------------------                         -------------
neither the Shareholder nor any of the Company's officers or directors has any interest, either directly or indirectly, in any property, real or personal, tangible or intangible, used in or pertaining to the Company's business, except for rights as a stockholder and except for rights under any Plan. Neither the Shareholder nor any employee, officer or director of the Company, or their spouses or children, is indebted to the Company, nor is the Company indebted to any of them.

         3.26  Disclosure. No representation or warranty made by the Company or
               ----------
the Shareholder in this Agreement, nor any financial statement, other written financial information or schedule, certificate, schedule, exhibit or other materials prepared and furnished or to be prepared and furnished by the Company, the Shareholder or his representatives or agents pursuant hereto or in connection with the transactions contemplated hereby, taken as a whole, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading in the light of the circumstances under which they were furnished. To the knowledge of the Company and the Shareholder, there is no event, fact or condition that has caused, or that reasonably could be expected to cause, a Material Adverse Effect, that has not been set forth in this Agreement. Any financial projections relating to the Company which were delivered to Integral prior to the date of this Agreement ("Financial Projections") constitute the Company's best estimate of the information purported to be shown therein. The Company prepared such projections in good faith based upon reasonable assumptions, and the Company and the Shareholder believe that there is a reasonable basis for such projections. The Company and the Shareholder are not aware of any fact or information that would lead them to believe that the Financial Projections are misleading in any material respect.

         3.27  Investment Representations.
               --------------------------

               (a) The Shareholder (i) is acquiring the Integral Common Stock for his own account, for investment only and not with a view toward the resale or distribution thereof in violation of any applicable securities laws and has no present intention of selling or transferring, or otherwise distributing, the same in violation of the Securities Act of 1933 (the "Securities Act"), (ii) has such knowledge, sophistication and experience in business and financial matters that he is capable of evaluating the merits and risks of an investment in the shares of Integral Common Stock, (iii) can bear the economic risk of any investment in the shares of Integral Common Stock and can afford a complete loss of such investment, (iv) has had an adequate opportunity to ask questions and receive answers (and has asked such questions and received answers to his satisfaction) from the officers of Integral concerning the business, operations and financial condition of Integral and (v) has had an adequate opportunity to review Integral's most recent Forms 10-K, 10-Q and annual report.

                  (b) The Shareholder does not have any contract, undertaking, agreement or arrangement, written or oral, with any other person to sell, transfer or grant participations in any shares of Integral Common Stock to be acquired by such Shareholder pursuant to this Agreement.

                  (c) The Shareholder acknowledges that the Integral Common Stock to be transferred to the Shareholder pursuant to this Agreement will not be registered under the Securities Act or the securities laws of any state and will therefore be restricted securities. Consequently, the Integral Common Stock received by the Shareholder pursuant to this Agreement will not be transferable unless registered under the Securities Act or exempt from registration thereunder and registered under securities laws of applicable states or exempt from registration thereunder. The Shareholder represents and warrants that he has been advised that the Integral Common Stock to be transferred to the Shareholder pursuant to this Agreement will be "Restricted Securities" and such Shareholder may be deemed to be an "Affiliate" of the Company within the meanings ascribed to such terms under the Securities Act and applicable state securities laws and further represents and warrants that he has been advised of the resale limitations applicable to the Integral Common Stock.

         3.28     Government Contracts. Except as set forth in Schedule 3.28,
                  --------------------                         -------------

                  (a) (i) the Company has complied with all material terms and conditions of each Government Contract (as defined below) or Government Subcontract (as defined below), including all clauses, provisions and requirements incorporated expressly, by reference or by operation of law therein, (ii) the Company has complied in all material respects with all requirements of all Laws or agreements pertaining to each Government Contract or Government Subcontract and (iii) all representations and certifications executed, acknowledged or set forth in or pertaining to each Government Contract or Government Subcontract were complete and correct in all material respects as of their effective date and the Company has complied in all material respects with all such representations and certifications.

                  (b) (i) neither the U.S. Government nor any prime contractor, subcontractor or other person has notified the Shareholder or the Company, either in writing or orally, that the Company has breached or violated any Law, certification, representation, clause, provision or requirement pertaining to any Government Contract or Government Subcontract and (ii) no termination for convenience is in effect and no termination for default, cure notice or show cause notice has been received pertaining to any Government Contract or Government Subcontract, (iii) no material cost incurred by the Company pertaining to any Government Contract or Government Subcontract has been questioned or challenged by representatives of Governmental Authority, is the subject of any investigation, or has been disallowed by the U.S. Government, and
(iv) no amount of money due to the Company pertaining to any Government Contract or Government Subcontract has been withheld or set off nor has any claim been made to withhold or set off money and the Company is entitled to all progress payments received with respect thereto.

                  (c) (i) neither the Company nor any of its directors, officers, employees, consultants or agents is or during the past three years has been under administrative, civil or criminal investigation, indictment or information by any Governmental Authority or any audit or investigation of the Shareholder or the Company or any other person with respect to any alleged irregularity, misstatement or omission arising under or relating to any Government Contract or Government Subcontract, and (ii) during the past three years, neither the Company nor any affiliate of the Company has conducted or initiated any internal investigation or made a voluntary disclosure to any Governmental Authority with respect to any alleged irregularity, misstatement or omission arising under or relating to a Government Contract or Government Subcontract. There exists no irregularity, misstatement or omission arising under or relating to any Government Contract or Government Subcontract that has led during the last three years to any of the consequences set forth in clause
(i) or (ii) of the immediately preceding sentence or any other damage, penalty assessment, recoupment of payment or disallowance of cost.

                  (d) there exist: (i) no outstanding claims against the Company, either by any Governmental Authority or by any prime contractor, subcontractor, vendor or other person, arising under or relating to any Government Contract or Government Subcontract and (ii) no material disputes between the Company and any Governmental Authority under the Contract Disputes Act or any other federal statute or regulation or between the Company and any prime contractor, subcontractor or vendor arising under or relating to any Government Contract or Government Subcontract. The Company does not have any interest in any pending or potential claim against any Governmental Authority or any prime contractor, subcontractor or vendor arising under or relating to any Government Contract or Government Subcontract. Schedule 3.28 lists each
                                               -------------
Government Contract or Government Subcontract which is currently under audit by any Governmental Authority or any other person that is a party to such Government Contract or Government Subcontract. The Company has not received any draft or final post award audit report, any draft or final notice of cost disallowance, or any draft or final notice of noncompliance with any cost accounting standard and there exists no basis upon which any Governmental Authority could disallow any material costs in any pending audits, and that all information provided by the Company for any such audits was current, complete and accurate and in compliance with applicable regulations and cost accounting standards.

                  (e) the Company has not been debarred or suspended from participation in the award of contracts with any Governmental Authority (excluding for this purpose ineligibility to bid on certain contracts due to generally applicable bidding requirements). There exist no facts or circumstances that would warrant suspension or debarment or the finding of nonresponsibility or ineligibility on the part of the Company or any director or officer of the Company. No payment has been made by the Company or by any person on behalf of the Company in connection with any Government Contract or Government Subcontract in violation of applicable procurement laws or in violation of, or requiring disclosure pursuant to, the Foreign Corrupt Practices Act. The Company's cost accounting and procurement systems and the associated entries reflected in the Company's Financial Statements with respect to the Government Contracts and Government Subcontracts are in compliance in all material respects with all laws.

          (f) all material test and inspection results provided by the Company to any Governmental Authority pursuant to any Government Contract or Government Subcontract or to any other person pursuant to a Government Contract or Government Subcontract or as a part of the delivery to any Governmental Authority or to any other person pursuant to a Government Contract or Government Subcontract of any article designed, engineered or manufactured by the Company were complete and accurate in all material respects as of the date so provided and any services provided by the Company were in compliance with industry standards and applicable representations, warranties and certifications. The Company has provided all material test and inspection results to any person pursuant to a Government Contract or Government Subcontract as required by law and the terms of the applicable Government Contracts or Government Subcontracts.

          (g) For purposes hereof, the term "Government Contract" means any contract between the Company and any Governmental Authority, and any bids or proposals for any contract between the Company and any Governmental Authority, and the term "Government Subcontract" means any contract that is a subcontract between the Company and any third party relating to a prime contract with any Governmental Authority and any bids or proposals for any contract that is a subcontract between the Company and any third party relating to a prime contract with any Governmental Authority.

4.   REPRESENTATIONS OF INTEGRAL
     ---------------------------

     Integral represents and warrants to the Shareholder as follows:

     4.1  Due Organization. Integral is a corporation duly organized, validly
          ----------------
existing and in good standing under the laws of the State of Maryland. Integral has all requisite power and authority to own, operate and lease its properties and to carry on its business as now being conducted. Integral is qualified as a foreign corporation and is in good standing in each jurisdiction in which the failure to be so qualified would result in a Material Adverse Effect to Integral.

     4.2  Authorization; Validity of Obligations. The representative of Integral
          --------------------------------------
executing this Agreement has all requisite corporate power and authority to enter into and bind Integral to the terms of this Agreement. Integral has the corporate power and authority to enter into this Agreement and the transactions contemplated hereby. The execution and delivery of this Agreement by Integral and the performance by Integral of the transactions contemplated herein have been duly and validly authorized by all necessary corporate action on the part of Integral. This Agreement is a legal, valid and binding obligation of Integral enforceable in accordance with its terms except as such enforceability may be limited by principles of public policy and, with respect to Section 6.4(b)(6) hereof, by federal or state securities laws and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

     4.3  The Integral Shares. The shares of Integral Common Stock to be
          -------------------
transferred and exchanged pursuant to this Agreement will be duly authorized and, when issued, sold and delivered in accordance with the terms of this Agreement, validly issued, fully paid and nonassessable.

         4.4    No  Conflicts.  The  execution,  delivery  and  performance
                -------------
of this Agreement and the consummation of the transactions contemplated hereby, will not;

                (a) conflict with, or violate any provision of the charter or bylaws of Integral as now in effect;

                (b) conflict with, or result in any breach or default (or constitute a default but for any requirement of notice or lapse of time or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a benefit under, or result in the creation or imposition of any lien, charge or encumbrance on any of the properties of Integral pursuant to any agreement, contract, note, mortgage, indenture, lease, sublease, instrument, permit, concession, franchise or license to which Integral is a party or by which Integral or any of its property or assets may be bound or affected; or

                (c) conflict with or result in a violation of any law, statute, order, judgment, rule, regulation, decree or ordinance applicable to Integral or by which any of its properties or assets is bound or affected.

         4.5    Accuracy of Information Supplied. No representation or warranty
                --------------------------------
made by Integral in this Agreement, nor any schedule, exhibit, written statement, list, document or certificate furnished or to be furnished by or on behalf of Integral to the Company or the Shareholder under this Agreement, taken as a whole, contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

         4.6    SEC Filings; Financial Statements. As of the time it was filed
                ---------------------------------
with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) all documents filed by Integral with the SEC between September 30, 1997, and the date of this Agreement (the "Integral SEC Documents"): (i) complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         4.7    Continuity of Business Enterprise. It is the present intention
                ---------------------------------
of Integral to continue at least one significant historic business line of the Company or to use at least a significant portion of the Company's historic business assets in a business, in each case within the meaning of Treas. Reg.
(S)1.368-1(d).

         4.8.   Merger Sub.
                -----------

          (a)  Organization. Merger Sub is a corporation duly organized,
               ------------
validly existing and in good standing under the laws of the State of California. Merger Sub is a newly formed, wholly owned subsidiary of Integral and, except for activities incident to the Merger, has not engaged in any business activities.

          (b)  Authorization; Validity of Obligations. The representative
               --------------------------------------
of Merger Sub executing this Agreement has all requisite corporate power and authority to enter into and bind Merger Sub to the terms of this Agreement. Merger Sub has the corporate power and authority to enter into this Agreement and the transactions contemplated hereby. The execution and delivery of this Agreement by Merger Sub and the performance by Merger Sub of the transactions contemplated herein have been duly and validly authorized by all necessary corporate action on the part of Merger Sub. This Agreement is a legal, valid and binding obligation of Merger Sub enforceable in accordance with its terms except as such enforceability may be limited by principles of public policy and, with respect to Section 6.4(b)(6) hereof, by federal or state securities laws and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

          (c)  No Conflicts. The  execution,  delivery and  performance of
               ------------
this Agreement and the consummation of the transactions contemplated hereby, will not;

               (i) conflict with, or violate any provision of the charter or bylaws of Merger Sub as now in effect;

               (ii)   conflict with, or result in any breach or default
(or would constitute a default but for any requirement of notice or lapse of time or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a benefit under, or result in the creation or imposition of any lien, charge or encumbrance on any of the properties of Merger Sub pursuant to any agreement, contract, note, mortgage, indenture, lease, sublease, instrument, permit, concession, franchise or license to which Merger Sub is a party or by which Merger Sub or any of its property or assets may be bound or affected; or

               (iii) conflict with or result in a violation of any law, statute, order, judgment, rule, regulation, decree or ordinance applicable to Merger Sub or by which any of its properties or assets is bound or affected.

     4.9  Government Contracts.

          (a) Subsequent to Closing, Integral intends to continue performance of the Government Contracts set forth on Schedule 3.14(k) by the entity that
                                         ----------------
performed such contracts prior to Closing.

          (b) Integral further represents that the party to whom the Government Contracts set forth on Schedule 3.14(k) were awarded will continue to control
                       ----------------
the assets necessary to perform the contracts.

           (c) Integral intends to continue financing the Government Contracts set forth on Schedule 3.14(k) in the same manner as they have been previously
             ----------------
financed.

           (d) Integral intends to utilize essentially the same work force in the performance of the Government Contracts set forth on Schedule 3.14(k).
                                                         ----------------

           (e)  Integral's representations and warranties pursuant to this
Section 4.9 are designed to qualified for an exemption for the need for a Novation Agreement as defined in the Assignment of Claims Act found at 41 U.S.C.
Section 15. Notwithstanding anything herein to the contrary, the representations and warranties made by Integral in this Section 4.9 are subject to the assumption that (i) the Company performed the Government Contracts set forth on
Schedule 3.14(k) prior to Closing, (ii) the Company was awarded such Government
----------------
Contracts, and (iii) the Company has disclosed to Integral complete and correct information regarding the financing and work force with respect to such Government Contracts.

5.    PRE-CLOSING COVENANTS
      ---------------------

      The Parties agree as follows with respect to the period between the date hereof and the Closing Date.

      5.1  General. Each of the Parties will use his or its reasonable best
           -------
efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 7 below).

      5.2  Notices and Consents. To the extent required by the last paragraph
           --------------------
of Section 3.14, the Company will give any notices to third parties, and will use its reasonable best efforts to obtain any third party consents, that Integral reasonably may request in connection with the matters referred to in
Section 3.5 above.

      5.3  Operation of Business. The Company will not engage in any practice,
           ---------------------
take any action, or enter into any transaction outside the ordinary course of business. Without limiting the generality of the foregoing, the Company will not
(i) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock or (ii) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in Section 3.21 above.

      5.4  Preservation of Business. The Company and the Shareholder will keep
           ------------------------
the Company's business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

      5.5  Full Access, Confidentiality.
           ----------------------------

           (a) The Company will permit representatives of Integral to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the

Company, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to the Company.

                  (b) The Shareholder recognizes and acknowledges that it has had in the past, currently has, and in the future may possibly have, access to certain confidential information of the Company and Integral, such as lists of customers, operational policies, and pricing and cost policies that are valuable, special and unique assets of the Company's and Integral's respective businesses. The Shareholder agrees that he will not disclose Confidential Information with respect to the Company or Integral to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except to authorized representatives of Integral and to counsel and other advisers; provided, however, that such advisors (other than counsel) agree to the confidentiality provisions of this Section 5.5(b), unless (i) such information becomes known to the public generally through no fault of the Shareholder, (ii) disclosure is required by law or the order of any Governmental Authority under color of law, or (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party; and provided further, that prior to disclosing any information pursuant to clause (i), (ii) or (iii) above, the Shareholder shall, if possible, give prior written notice thereof to Integral and provide Integral with the opportunity to contest such disclosure.

                  (c) Integral recognizes and acknowledges that it has had in the past, currently has, and in the future may possibly have, access to certain confidential information of the Company, such as lists of customers, operational policies, and pricing and cost policies that are valuable, special and unique assets of the Company's business. Integral agrees that, prior to the Closing, it will not disclose confidential information with respect to the Company to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except to authorized representatives of the Company and the Shareholder and to counsel and other advisers, and that it will not disclose confidential information with respect to the Shareholder to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except to authorized representatives of the Company and the Shareholder and to counsel and other advisers; provided, however, that such advisers (other than counsel) agree to the confidentiality provisions of this Section 5.5(c), unless
(i) such information becomes known to the public generally through no fault of Integral, (ii) disclosure is required by law or the order of any Governmental Authority under color of law, or (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party; and provided further, that prior to disclosing any information pursuant to clause (i), (ii) or (iii) above, Integral shall, if possible, give prior written notice thereof to the Company and the Shareholder and provide the Company and the Shareholder with the opportunity to contest such disclosure.

                  (d) Integral and the Company acknowledge that they have entered into a certain Mutual Non-Disclosure Agreement dated May 1, 2000, which remains in full force and effect in accordance with its terms and shall survive the termination of this Agreement.

            5.6   Notice of Developments. The Company and the Shareholder will
                  -----------------------
give prompt written notice to Integral of any material adverse development with respect to the Company or any event causing a breach of any of the representations and warranties in Section 3 above. Integral will give prompt written notice to the Shareholder of any breach of any of its own representations and warranties in Section 4 above. The Company or the Shareholder shall promptly notify Integral if it or he becomes aware of any intention of any of the employees to leave the employ of the Company before or after the Closing Date. No disclosure by any Party pursuant to this Section 5.6, however, shall be deemed to amend or supplement any Schedule or Exhibit hereto or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

         5.7   Exclusivity. From the date hereto until August 31, 2000, neither
               -----------
the Shareholder nor the Company or any of its officers, directors, agents, representatives, or affiliates thereof will (a) solicit, initiate, or encourage the submission of any proposal or offer from any person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of the Company (including any acquisition structured as a merger, consolidation, or share exchange) or (b) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any person to do or seek any of the foregoing. The Shareholder will not vote its Company Common Stock in favor of any such acquisition structured as a merger, consolidation, or share exchange. The Shareholder will notify Integral immediately if any person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

         5.8   Pooling Accounting. Integral, the Shareholder and the Company
               ------------------
shall each use its or his reasonable efforts to cause the Merger to be accounted for as a pooling of interest and shall not take any action that would adversely affect the ability of Integral to account for the Merger as a pooling of interest.

         5.9   Tax Returns. Integral shall cause the Company to timely file all
               -----------
federal and state income tax returns for taxable periods ending on or prior to the Closing Date and have paid or will pay all Taxes attributable to such periods, except for such returns required to be filed prior to the Closing Date, in which case the Company shall timely file such returns. Such returns will be prepared and filed in accordance with applicable law and in a manner consistent with past practices and shall be subject to review and approval by Integral. After the Closing Date, Integral and the Company, on the one hand, and the Shareholder, on the other hand, will make available to the other, as reasonably requested, all information, records or documents relating to the liability for Taxes of the Company for all periods prior to or including the Closing Date and will preserve such information, records or documents until the expiration of any applicable statute of limitations or extensions thereof.

         5.10  Affiliate Agreement. The Shareholder is the only person that is,
               -------------------
in the reasonable judgment of the Company and the Shareholder, an affiliate of the Company within the meaning of Rule 145 (each such person and "Affiliate") promulgated under the Securities Act ("Rule 145"). On or before the Closing Date, the Shareholder shall have executed an affiliate agreement in the form attached as Exhibit 5.10 (the "Shareholder Affiliate Agreement"). Integral shall be entitled to place appropriate legends on the Certificate and to issue stop transfer instructions to the transfer agent for Integral Common Stock consistent with the terms of the Affiliate Agreement.

6.       POST-CLOSING COVENANTS
         ----------------------

         6.1   Confidentiality.  Subsequent to Closing, the Shareholder agrees
               ---------------
to continue to abide by the pre-closing confidentiality provisions contained in
Section 5.5 of this Agreement.

         6.2   Operation of the Company Subsequent to the Closing. The
               --------------------------------------------------
Shareholder will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Company from maintaining the same business relationships with the Company after the Closing as it maintained with the Company prior to the Closing.

         6.3   General. In case at any time after the Closing any further action
               -------
is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other party reasonably may request, all at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under Section 8 below). The Shareholder acknowledges and agrees that from and after the Closing Integral will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to the Company.

         6.4   Registration
               ------------

               (a) Subject to the terms and conditions of this Agreement, Integral shall file a registration statement with the SEC within 60 days subsequent to the Effective Time for the purpose of registering the resale of the shares of Integral Common Stock the Shareholder is to receive pursuant to
Section 1.5 pursuant to the Securities Act and shall use its best efforts to cause such filed registration statement to become and remain effective for such period as may be reasonably necessary to effect the resale of such shares of Integral Common Stock but in no event longer than two years after the Closing Date.

               (b) In connection with any registration of securities pursuant to Section 6.4(a) (the "Registrable Securities"), Integral shall

                    (1) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the Registrable Securities;

                    (2) furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as the Shareholder may from time to time reasonably request;

                    (3) use its best efforts to qualify the Registrable Securities for offer and sale under such other securities or blue sky laws of such jurisdictions in the United States as the Shareholder reasonably request;

                    (4) use its best efforts to cause all such Registrable Securities to be listed on each securities exchange or quoted on each inter-dealer quotation system on which the Integral Common Stock is then listed or quoted;

               (5) pay all expenses incurred in connection with such registration, including but not limited to, registration and filing fees with the SEC, fees and expenses of compliance with securities or blue sky laws and fees and expenses incurred in connection with the listing or quotation of the Registrable Securities;

               (6) indemnify the Shareholder for any liability he suffers by reason of the filing of such registration statement arising from:

                    (1) any untrue statement (or alleged untrue statement) of a material fact contained in such registration statement;

                    (2) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make a statement therein, in the light of the circumstances under which it was made, not misleading; or

                    (3) any violation by Integral of the Securities Act or any rule or regulation promulgated thereunder applicable to Integral, or of any blue sky or other state securities laws or any rule or regulation promulgated thereunder applicable to Integral, in each case, relating to any action or inaction required of Integral in connection with such registration statement; provided, however, that the
                                             --------  -------
foregoing indemnity obligation shall not be applicable to the extent that such liability is caused directly or indirectly by information Shareholder or his representatives provide or provided to Integral in writing specifically for the purpose of inclusion in the registration statement.

          (c) Notwithstanding anything in this Section 6.4 to the contrary, for a period not to exceed 30 days, Integral may delay the filing or effectiveness of any registration statement filed in connection with this Section 6.4, or suspend the use of such registration statement (and the Shareholder hereby agrees not to offer or sell any shares of Integral Common Stock pursuant to such registration statement during such period) after receiving notice of such delay or suspension), at any time when Integral, in its reasonable judgment, believes that there is or may be in existence material nonpublic information or events involving Integral, the failure of which to be disclosed in the prospectus included in such registration statement could result in a violation of the Securities Act, the Securities Exchange Act of 1934, as amended, or any provision of any state securities law (the "Suspension Right"). In the event Integral exercises the Suspension Right, such suspension shall continue for the period of time, and only such period of time, reasonably necessary for disclosure to occur at a time that is not detrimental to Integral or its stockholders or until such time as the information or event is no longer material, each as determined in good faith by Integral after consultation with counsel. Integral will promptly give the Shareholder notice of any such delay or suspension and prompt notice of the cessation of suspension or delay. In the event Integral reasonably believes that any of the foregoing circumstances are continuing after such 30-day period, it may, with the consent of the Shareholder (which consent shall not be unreasonably withheld) extend such 30-day period for one additional 30-day period. Integral will use all reasonable efforts to minimize the length of any suspension or delay under this Section 6.4(c); provided however that nothing contained in this Section 6.4(c) shall be deemed to require Integral to make any disclosures.

     6.5. Changes in Common Stock. If, and as often as, there are any changes in
          -----------------------
the Integral Common Stock by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization or by any other means, appropriate adjustment shall be made in the provisions hereof, as may be required, so that the rights and privileges granted hereby shall continue with respect to the Integral Common Stock as so changed.

     6.6  Retention Incentive Program Agreement. Promptly after the Effective
          -------------------------------------
Time, Integral shall cause the Company to execute and deliver the Retention Incentive Program Agreement, a form of which is attached hereto as Exhibit 6.6.
                                                                   -----------

7.   CONDITIONS TO OBLIGATION TO CLOSE
     ---------------------------------

     7.1  Conditions to Obligation of Integral. The obligation of Integral to
          ------------------------------------
consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          (a) the representations and warranties set forth in Sections 3 above shall be true and correct in all material respects at and as of the Closing Date;

          (b) the Company and the Shareholder shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

          (c) the Company and the Shareholder shall have procured all of the Company Third-Party Consents specified in Schedule 3.14, and Integral shall have
                                          -------------
been furnished with evidence reasonably satisfactory to it that such Company Third-Party Consents have been obtained;

          (d) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement,
(ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (iii) affect adversely the right of Integral to own the Company Common Stock and to control the Company, or (iv) affect adversely the right of the Company to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

          (e) no material adverse change in the business operations, affairs, prospects, properties, assets, existing or potential liabilities, obligations, profits or condition (financial or otherwise) of the Company shall have occurred;

          (f) the Company and the Shareholder shall have delivered to Integral a certificate dated as of the Closing Date to the effect that each of the conditions specified in Section 7.1(a) through (e) above is satisfied in all respects;

          (g) Integral shall have received from counsel to the Company an opinion in form and substance as set forth in Exhibit 7.1(g) attached hereto, addressed to Integral, and dated as of the Closing Date;

          (h) Integral shall have received an executed Shareholder Affiliate Agreement, addressed to Integral, and dated as of the Closing Date that is in full force and effect;

          (i) Integral shall have received a letter, dated the Closing Date, from Rubino & McGeehin, Chartered, with respect to the treatment of the Merger as a pooling-of-interests, which letter shall be in form and substance reasonably satisfactory to Integral;

          (j) all actions to be taken by the Company and the Shareholder in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Integral; and

          (k) Integral shall have received a release from Michael McNab and from Hugh Pearce, acceptable to Integral, in each case waiving any right with respect to any equity interest in the Company.

Integral may waive any condition specified in this Section 7.1 if it executes a writing so stating at or prior to the Closing.

     7.2  Conditions to Obligation of the Company and the Shareholder. The
          -----------------------------------------------------------
obligation of the Company and the Shareholder to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

          (a) the representations and warranties set forth in Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

          (b) Integral shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

          (c) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

          (d) all actions to be taken by Integral in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Company and the Shareholder;

          (e) no material adverse change in the business operations, affairs, prospects, properties, assets, existing or potential liabilities, obligations, profits or condition (financial or otherwise) of Integral shall have occurred;

          (f) Integral shall have delivered to the Company and the Shareholder a certificate dated as of the Closing Date to the effect that each of the conditions specified in Section 7.2(a) through (e) above is satisfied in all respects;

          (g) the Company shall have received a letter (and furnished a copy to Integral), dated the Closing Date, from the auditors for the Company with respect to the treatment of the Merger as a pooling-of-interests, which letter shall be in form and substance reasonably satisfactory to the Company;

          (h) the Company and the Shareholder shall have received from counsel to Integral an opinion in form and substance as set forth in Exhibit 7.2(h) attached hereto, addressed to the Shareholder and the Company, and dated as of the Closing Date;

          (i) the Shareholder shall have received from his counsel an opinion that the Merger qualifies as a tax-free reorganization under Section 368(a) of the Code. In rendering such opinion, counsel may rely upon certifications to be provided by the Company and Integral in form and in substance reasonably acceptable to counsel, and Integral and the Company hereby agree to provide such certifications; and

          (j) the Shareholder shall have received a Consulting Agreement, a form of which is attached hereto as Exhibit 7.2(j), executed by the Company.

The Company and the Shareholder may waive any condition specified in this
Section 7.2 if they execute a writing so stating at or prior to the Closing.

8.   REMEDIES FOR BREACHES OF THIS AGREEMENT
     ---------------------------------------

     8.1  Survival of Representations and Warranties. All representations,
          ------------------------------------------
warranties covenants and agreements of the Shareholder, the Company and Integral contained in this Agreement, including those contained in the exhibits, schedules and other documents delivered pursuant to this Agreement, above shall survive the Closing hereunder and continue in full force and effect until the earlier to occur of (a) the first anniversary of the Closing Date or (b) the date of issuance of the first independent audit report on Integral's financial statements after the Closing Date, which financial statements include the financial results of the Company. This Section 8.1 shall not limit, terminate or impair, however, any covenant or agreement of the Parties which by its terms contemplates performance after the Closing. So long as a claim arising out of a breach of a representation or warranty or nonperformance of any agreement or covenant is made prior to the expiration of such representation, warranty, covenant or agreement and so long as a claim for indemnification has been received by the Indemnified Party (as defined below) during the period set forth in the first sentence of this Section 8.1, indemnification may be had (subject to the other provisions of this Section 8) notwithstanding that the scope of loss may not be determined, remedial work completed or claim otherwise resolved prior to such expiration.

     8.2  Indemnity from Shareholder. Subject to Sections 8.4 and 8.5, the
          --------------------------
Shareholder (the "Indemnifying Party") shall indemnify and hold Integral (the "Indemnified Party") harmless to the extent provided in this Section 8 from and against any and all losses liabilities (as defined in Section 3.9), claims, disputes, proceedings, demands, cost unallowability determinations, judgments, settlements, liens, costs and expenses of any nature whatsoever (including reasonable fees and disbursements of attorneys, accountants, or other professional advisors relating to investigation, prosecution, negotiation, defense, settlement, or appeal), reduced to the extent of any recoveries under any insurance policies and to the extent of any net Tax benefits associated therewith (the foregoing referred to individually as an "Adverse Consequence" and collectively as "Adverse Consequences") resulting from or arising out of:

     (i) any breach of any representation or warranty of the Indemnifying Party or the Company contained in this Agreement or in any schedule, exhibit, certificate, document or other item delivered by the Indemnifying Party, the Company or their respective representative(s) in connection with this Agreement;

     (ii) the nonperformance, partial or total, of any covenant or agreement of the Indemnifying Party or the Company contained in this Agreement; and

     (iii) any and all Adverse Consequences incidental to any of the foregoing or to the enforcement of this Section 8.2. Without limiting the foregoing, the Shareholder's indemnification liabilities arising from Section 3 of this Agreement shall include Adverse Consequences consisting of any and all Taxes of the Company with respect to any period (or any portion thereof) up to and including the Closing Date, except for Taxes of the Company (if any) that are reflected as current or deferred liabilities for Taxes on the Interim Balance Sheet Date and Taxes incurred in the ordinary course of business subsequent thereto. The Shareholder hereby agrees that he will not make any claim for indemnification against the Company by reason of the fact that he was a director, officer, employee, or agent of the Company or was serving at the request of the Company as a partner, trustee, director, officer, employee, or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) prior to the Closing Date with respect to any action, suit, proceeding, complaint, claim, or demand brought by Integral against the Shareholder pursuant to Section 8 of this Agreement.

     8.3  Indemnity from Integral. Integral shall indemnify and hold Shareholder
          -----------------------
and the Company harmless to the extent provided in this Section 8 from and against any and all Adverse Consequences resulting from or arising out of:

          (a) any breach of any representation or warranty of Integral contained in this Agreement or in any schedule, exhibit, certificate, document or other item delivered by Integral or its representative(s) in connection with this Agreement;

          (b) the nonperformance, partial or total, of any covenant or agreement of Integral contained in this Agreement; and

          (c) any and all Adverse Consequence incidental to any of the foregoing or to the enforcement of this Section 8.3.

     8.4  Notice of Claim. As used in this Section 8.4, the term "Indemnified
          ---------------
Party" shall mean the party seeking indemnification under Section 8.2 or 8.3, as the case may be, and the term "Indemnifying Party" shall mean the party providing indemnification under Section 8.2 or 8.3, as the case may be.

          (a) If the Indemnified Party makes any claim against the Indemnifying Party for indemnification, such claim shall be in writing and shall state in general terms the facts upon which the Indemnified Party makes such claim and must be received by the Indemnifying Party within the period set forth in the first sentence of Section 8.1 or else such claim shall be barred and the Indemnifying Party shall have no indemnification obligations with respect to such claim.

          (b) In the event of any claim or demand asserted against the Indemnified Party by a third party upon which the Indemnified Party may claim indemnification, the Indemnifying Party shall give written notice to the Indemnified Party within 30 days after receipt of notice from the Indemnified Party indicating whether the Indemnifying Party intends to assume the defense of such claim or demand. If the Indemnifying Party does assume such defense, he shall indemnify and hold the Indemnified Party harmless from and against any and all losses, damages and liabilities caused by or arising out of any settlement or judgment of such claim and may not claim that he does not have an indemnification obligation with respect thereto. Notwithstanding such assumption, the Indemnified Party shall have the right to participate in such defense, by written notice given to the Indemnifying Party within 30 days from the date of the Indemnifying Party's notice, provided that such participation shall be at the expense of the Indemnified Party. If the Indemnifying Party assumes the defense and the Indemnified Party elects not to participate, the Indemnifying Party shall have the right fully to control and to settle the proceeding. If the Indemnified Party elects to participate in such defense, the Parties shall cooperate in the defense of the proceeding, and shall not settle the same without the consent of each, which consent shall not be unreasonably withheld or delayed. If the Indemnifying Party elects not to assume the defense, the Indemnified Party shall have the right to do so (at the expense of the Indemnifying Party), and may settle the same without the consent of the Indemnifying Party.

          (c) In the event the Indemnified Party has a claim against the Indemnifying Party hereunder which does not involve a claim being asserted against or sought to be collected by a third party, the Indemnifying Party shall give written notice to the Indemnified Party within 30 days after receipt of notice from the Indemnified Party indicating whether the Indemnifying Party disputes such claim. If the Indemnifying Party does not notify the Indemnified Party within such 30-day period that the Indemnifying Party disputes such claim, the amount of such claim shall be conclusively deemed a liability of the Indemnifying Party hereunder. In the event that the Indemnifying Party shall object in writing to any claim made in accordance with this Section 8.3(c), the Indemnified Party shall have 30 days to respond in a written statement to the objection of the Indemnifying Party. If after such 30 day period there remains a dispute as to any claims, the Parties shall attempt in good faith for 30 days to agree upon the rights of the respective Parties with respect to each of such claims. If the Parties should so agree, a memorandum setting forth such agreement shall be prepared and signed by all Parties. If the Parties cannot agree within such 30 day period, the Parties shall jointly select a single arbitrator (the "Indemnification Arbitrator"), the selection of which will not be unreasonably withheld by either Party, who shall have substantial experience with respect to the substance of the matters in dispute and shall have the authority to hold hearings and to render a decision in accordance with the arbitration rules of the American Arbitration Association. The Indemnification Arbitrator shall settle any remaining dispute by selecting the position of the Party that the Indemnification Arbitrator determines, in its sole discretion, to be the most correct. The determination of the Indemnification Arbitrator shall be set forth in writing, delivered to each of Integral and the Shareholder and shall be conclusive and binding on the Parties and shall be non-appealable. The Party whose position is not chosen by the Indemnification Arbitrator shall pay all expenses of the Indemnification Arbitrator.

     8.5  Limitation.
          ----------

          (a) Notwithstanding the above the Shareholder shall not be liable under this Section 8 to the extent that the Adverse Consequences to Integral exceeds ten percent (10%) of the product of the Purchase Price multiplied by the average closing price of Integral Common Stock for the twenty trading day period preceding the Closing Date.

          (b) There shall be no liability for indemnification under Section 8 unless and until the aggregate amount of the Adverse Consequences suffered by the Indemnified Party exceeds Fifty Thousand Dollars ($50,000); provided however, that any Adverse Consequences suffered by the Indemnified Party thereafter shall be indemnified hereunder from the first dollar.

          (c) Integral, the Company and Shareholder hereby agree that with respect to any breach, violation or non-fulfillment of or default in the performance of any representation, warranty or covenant of this Agreement for which a right to claim indemnification is provided in this Section 8, a claim or an action under and pursuant to the terms, conditions and limitations of this
Section 8 will be the sole and exclusive right and remedy of Integral, the Company and Shareholder, and that neither Integral, the Company nor Shareholder will have any other claim, cause of action, right, or remedy for such breach, violation, non-fulfillment or default, or for any other matter relating to or arising out of the transactions contemplated by this Agreement, based upon this Agreement or otherwise; provided, however, that if for any reason a court of competent jurisdiction or arbitrator refuses to enforce this provision, and permits Integral, Company or Shareholder to assert any action based other than upon the right to claim indemnification as provided in this Section 8, Integral, the Company and Shareholder agree that the amount of such other claim will be subject to and limited by the provisions of this Section 8. Notwithstanding anything herein to the contrary, the parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach. To the extent set forth in the immediately preceding sentences of this Section 8.5(c), the rights and remedies of the parties hereto shall be cumulative (and not alternative).

9.   NONCOMPETITION
     --------------

     9.1  Prohibited Activities. The Shareholder acknowledges that, in
          ---------------------
connection with the transactions contemplated by this Agreement, the Shareholder will be exposed to and gain information concerning Integral and its operations, including confidential and proprietary information, and concerning clients and prospective clients of Integral, and that it would cause severe harm to Integral if the Shareholder used such information to compete with or assist another company or entity in competing with Integral. Subject to compliance by Integral with its obligations under Section 6.4 of this Agreement, the Shareholder agrees that until the end of the two (2) year period beginning on the Closing Date he will not, either for himself or as a stockholder, partner, investor, director, officer, shareholder, consultant, contractor or agent or in any other capacity:

          (1) Engage in any business, activity or work that is in any way competitive with the business of Integral within the continental United States as conducted or, with respect to the Company, as proposed to be conducted, in each case on the date hereof to the knowledge of the Shareholder.

          (2) Solicit, directly or indirectly, or cause any other person, company or entity to solicit, directly or indirectly, any employee or contractor retained or employed by Integral, or hire or employ, or cause any other person, company or entity to hire or employ, any employee or contractor whose immediately preceding employer or contractor was Integral.

          (3) Disparage Integral to anyone outside of Integral, including competitors, customers and potential customers, or to employees or potential employees of Integral.

As used in this Agreement, "business of Integral" and "Integral's business" includes building satellite ground systems for command and control, satellite and payload integration and test, satellite and payload data processing, and satellite and payload simulation, including science, meteorology, and earth resource applications, and building communication system monitor systems for satellite owners, operators and users.

     Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit the Shareholder from acquiring as an investment not more than ten percent (10%) of the capital stock of a competing business whose stock is traded on a national securities exchange or over-the-counter. For purposes of this
Section 9, the term "Integral" includes all subsidiaries of Integral (including without limitation the Company).

     Notwithstanding the foregoing, nothing in this Section 9 shall be construed to prohibit the Shareholder from engaging in the following business at any location: Teleport operator and general teleport operations, last mile service provider, telephone by-pass services to/from overseas and ISP provider.

     9.2  Damages. Because of the difficulty of measuring economic losses to
          -------
Integral as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to Integral for which it would have no other adequate remedy, the Shareholder agrees that the foregoing covenant may be enforced by Integral in the event of breach by the Shareholder, by injunctions and restraining orders.

     9.3  Reasonable Restraint. The Parties agree that the foregoing covenants
          --------------------
in this Section 9 impose a reasonable restraint on the Shareholder in light of the activities and business of Integral on the date of the execution of this Agreement and the current plans of Integral; but it is also the intent of Integral and the Shareholder that such covenants be construed and enforced in accordance with the changing activities and business of Integral throughout the term of this covenant. The Parties further agree that in the event the Shareholder shall enter into a business or pursue other activities not in competition with Integral or similar activities or business in locations the operation of which, under such circumstances, does not violate Section 9.1(1), the Shareholder shall not be chargeable with a violation of this Section 9 if Integral shall thereafter enter the same, similar or a competitive (a) business,
(b) course of activities or (c) location, as applicable.

     9.4  Severability; Reformation. The covenants in this Section 9 are
          -------------------------
severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the Parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

     9.5  Independent Covenant. All of the covenants in this Section 9, except
          --------------------
as set forth in Section 9.1, shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of the Shareholder against Integral, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Integral of such covenants. It is specifically agreed that the period of two years stated at Section 9.1, during which the agreements and covenants of the Shareholder made in this Section 9 shall be effective, shall be computed by excluding from such computation any time during which the Shareholder is found in a final non-appealable judgement by a court of competent jurisdiction to have been in violation of any provision of this Section 9. The covenants contained in
Section 9, except as set forth in Section 9.1, shall not be affected by any breach of any other provision hereof by any party hereto and shall have no effect if the transactions contemplated by this Agreement are not consummated.

     9.6  Materiality. The Shareholder hereby agrees that the covenants set
          -----------
forth in this Section 9 are a material and substantial part of the transactions contemplated by this Agreement.

     9.7  Specific Performance. Because of the difficulty of measuring economic
          --------------------
losses to Integral as a result of a breach of the restrictive covenants set forth in this Section 9, and because of the immediate and irreparable damage that would be caused to the Company and/or Integral for which monetary damages would not be a sufficient remedy, it is hereby agreed that in addition to all other remedies that may be available to the Company and/or Integral at law or in equity, the Company and Integral shall be entitled to specific performance and any injunctive or other equitable relief as a remedy for any breach or threatened breach of the aforementioned restrictive covenants.

10.  GENERAL
     -------

     10.1  Cooperation. The Shareholder and Integral, for no further
           -----------
consideration, shall each deliver or cause to be delivered to the other on the Closing Date, and either before of after the Closing Date at such other times and places as shall be reasonably agreed to, such additional instruments as the other may reasonably request for the purpose of carrying out this Agreement. The Shareholder will cooperate and use his reasonable efforts to have the present officers, directors and employees of the Company cooperate with Integral on and after the Closing Date in furnishing information, evidence, testimony and other assistance in connection with any Tax Return filing obligations, actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Closing Date.

     10.2  Successors and Assigns. This Agreement and the rights of the Parties
           ----------------------
hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the Parties hereto, the successors of Integral, and the heirs and legal representatives of the Shareholder.

     10.3  Entire Agreement. Except for the Confidentiality Agreement described
           ----------------
in Section 10.16, this Agreement (which includes the Schedules hereto) sets forth the entire understanding of the Parties hereto with respect to the transactions contemplated hereby. It shall not be amended or modified except by a written instrument duly executed by each of the Parties hereto. Any and all previous agreements and understandings between or among the Parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement. No party hereto has made any representation, warranty or covenant with respect to the transactions contemplated by this Agreement except as expressly provided herein.

     10.4  Counterparts. This Agreement may be executed in any number of
           ------------
counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered (which deliveries may be by telefax) by the Parties.

     10.5  Brokers and Agents. Except as set forth in Section 3.24, Integral and
           ------------------
the Shareholder each represents and warrants to the other that it has not employed any broker or agent in connection with the transactions contemplated by this Agreement and agrees to indemnify the other against all loss, damages or expense relating to or arising out of claims for fees or commission of any broker or agent employed or alleged to have been employed by such indemnifying party.

     10.6  Expenses. Subject to Section 8, each party to this Agreement shall
           --------
bear and pay all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred in the future by such party in connection with the transactions contemplated by this Agreement, including all fees, costs and expenses incurred by such party in connection with or by virtue of (a) the negotiation, preparation and review of this Agreement (including any schedules) and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement and (b) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this Agreement, and the obtaining of any Consent required to be obtained in connection with any of such transactions.

     10.7  Notices. Any notice, request, claim, demand, waiver, consent,
           -------
approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given if delivered personally or sent by telefax (with confirmation of receipt), by registered or certified mail, postage prepaid, or by recognized courier service, as follows:

         If to Integral, to:
                  Integral Systems, Inc.
                  5000 Philadelphia Way
                  Lanham, Maryland 20706
                  Attn:  Elaine M. Parfitt
                  Fax: (301) 731-9606

         with a required copy to:
                  Venable, Baetjer and Howard, LLP
                  1615 L Street, NW, Suite 400
                  Washington, DC 20036
                  Attn:  Wallace E. Christner, Esq.
                  Fax No.: (202) 429-3231

         If to the Company, to:
                  SAT Corporation
                  1151 Sonora Court
                  Sunnyvale, CA 94086
                  Attn:
                  Fax No:

         with a required copy to:
                  Blank Rome Comisky & McCauley, LLP
                  One Logan Square
                  Philadelphia, PA 19103
                  Attn: Frederick D. Lipman, Esq.
                  Fax No.: 215-569-5628

         If to the Shareholder, to:

                  Herbert Pardula
                  c/o Todd Pardula
                  15091 Esther Drive
                  San Jose, CA 95124
                  Fax No.: 408-377-1974

         with a copy to:
                  Blank Rome Comisky & McCauley, LLP
                  One Logan Square
                  Philadelphia, PA 19103
                  Attn: Frederick D. Lipman, Esq.
                  Fax No.: 215-569-5628

or to such other address as the person to whom notice is to be given may have specified in a notice duly given to the sender as provided herein. Such notice, request, claim, demand, waiver, consent, approval or other communication shall be deemed to have been given as of the date so delivered, telefaxed, mailed or dispatched and, if given by any other means, shall be deemed given only when actually received by the addressees.

     10.8  Governing Law. This Agreement shall be governed by and construed,
           -------------
interpreted and enforced in accordance with the laws of the State of Maryland, without regard to conflicts of laws provisions. Any claims, controversies, demands, disputes or differences between or among the parties hereto or any persons bound hereby arising out of, or by virtue of, or in connection with, or relating to this Agreement shall be submitted to and settled by arbitration in the City of Baltimore, Maryland. Such arbitration shall be conducted in accordance with the then prevailing rules of the American Arbitration Association by one independent and impartial arbitrator appointed by the American Arbitration Association, who shall be a former judge. All pre-arbitration discovery shall be completed within 90 days of the request for arbitration. The arbitrator shall render his award within 90 days of the conclusion of the arbitration hearing. Any award rendered by the arbitrator shall be final and binding, and not subject to appeal or other judicial review, and judgment thereon may be entered in any court of competent jurisdiction. Nothing contained herein shall restrict Integral, the Company or the Shareholder from seeking equitable remedies in a court of competent jurisdiction for any alleged violations of the provisions of this Agreement.

     10.9  Severability. If any provision of this Agreement or the application
           ------------
thereof to any person or circumstances is held invalid or unenforceable in any jurisdiction, the remainder hereof, and the application of such provision to such person or circumstances in any jurisdiction, shall not be affected thereby, and to this end the provisions of this Agreement shall be severable. The preceding sentence is in addition to and not in place of the severability provisions in Section 9.4.

     10.10  Absence of Third-Party Beneficiary Rights. No provision of this
            -----------------------------------------
Agreement is intended, nor will be interpreted, to provide or to create any third-party beneficiary rights or any other rights of any kind in any client, customer, affiliate, stockholder, member, employee, partner of any party hereto or any other person or entity.

     10.11  Mutual Drafting. This Agreement is the mutual product of the Parties
            ---------------
hereto, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of each of the Parties, and shall not be construed for or against any party hereto.

     10.12  Further Representations. Each party to this Agreement acknowledges
            -----------------------
and represents that it or he has been represented by its or his own legal counsel in connection with the transactions contemplated by this Agreement, with the opportunity to seek advice as to its or his legal rights from such counsel. Each party further represents that it or he is being independently advised as to the tax consequences of the transactions contemplated by this Agreement and is not relying on any representation or statements made by the other party as to such tax consequences.

     10.13  Amendment; Waiver. This Agreement may be amended by the Parties
            -----------------
hereto only by execution of an instrument in writing signed on behalf of each of the Parties hereto. Any extension or waiver by any party of any provision hereto shall be valid only if set forth in an instrument in writing signed on behalf of such party.

     10.14  Public Disclosure. The Company and the Shareholder shall not make
            -----------------
any disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement unless previously approved by Integral in writing. Integral agrees to keep the Shareholder apprised in advance of any disclosure of the subject matter of this Agreement by Integral.

     10.15  Termination of Agreement. This Agreement may be terminated at any
            ------------------------
time prior to the Closing Date solely:

            (a) by mutual consent of Integral, the Company and the Shareholder;
or

            (b) by the Company or the Shareholder or by Integral if the Closing shall not have occurred on or before September 30, 2000; provided, however, that the right to terminate this Agreement under this Section 10.15(b) shall not be available to any party whose material misrepresentation, breach of warranty or failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date; or

            (c) by the Company or the Shareholder or by Integral if there is or has been a material breach, failure to fulfill or default on the part of the other party of any of the representations and warranties contained herein or in the due and timely performance and satisfaction of any of the covenants, agreements or conditions contained herein, and the curing of such default shall not have been made or shall not reasonably be expected to occur before the Closing Date; or

            (d) by the Company or the Shareholder or by Integral if there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger;

or there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Authority which would make the consummation of the Merger illegal.

     10.16  Effect of Termination. In the event of the termination of this
            ---------------------
Agreement pursuant to Section 10.15, this Agreement shall forthwith become void, and there shall be no liability or obligation on the part of any party hereto or its officers, directors, stockholders or members. Notwithstanding the foregoing sentence, (i) the provisions of this Section 10.16, Sections 5.5(b) and 5.5(c) (confidentiality), and the Mutual Non-Disclosure Agreement between Integral and the Company, dated May 1, 2000, shall remain in full force and effect and survive any termination of this Agreement; (ii) each party shall remain liable for any breach of this Agreement prior to its termination; and (iii) in the event of termination of this Agreement pursuant to Section 10.15(c) above, then notwithstanding the provisions of Section 10.6 above, the breaching party shall be liable to the other party to the extent of the expenses incurred by such other party in connection with this Agreement and the transactions contemplated hereby, as well as any damages in accordance with applicable law.

     10.17  Definition. As used herein, the phrases "to the knowledge of the
            ----------
Company," "to the best knowledge of the Company," "the Company has no knowledge" and similar phrases shall refer to the actual knowledge of Herbert Pardula, any of the officers or directors of the Company, or any other person listed on
Schedule 10.17 or the actual knowledge after reasonable investigation of Herbert
--------------
Pardula, which reasonable investigation may include reasonable reliance on information provided by the other officers of the Company and the persons listed on Schedule 10.17 to the extent that the Shareholder has confidence in such officers and persons and to the extent that the duties of such officers and persons require them to have personal knowledge of the matter or matters upon which such reliance is made. As used herein, the phrases "to the knowledge of the Shareholder," "to the best knowledge of the Shareholder," "the Shareholder has no knowledge" and similar phrases shall refer to the actual knowledge after reasonable investigation of the Shareholder, which reasonable investigation may include reasonable reliance on information provided by the other officers of the Company and the persons listed on Schedule 10.17 to the extent that the Shareholder has confidence in such officers and persons and to the extent that the duties of such officers and persons require them to have personal knowledge of the matter or matters upon which such reliance is made.

         IN WITNESS WHEREOF, this Agreement is effective as of the day and year first above written.

                                       INTEGRAL SYSTEMS, INC.



                                       By: /s/ Steven R. Chamberlain
                                           ---------------------------------
                                           Name:  Steven R. Chamberlain
                                           Title: Chairman and Chief Executive
                                                  Officer


                                       ISI ACQUISITION CORPORATION



                                       By: /s/ Steven R. Chamberlain
                                           ---------------------------------
                                           Name:  Steven R. Chamberlain
                                           Title: Chairman and Chief Executive
                                                  Officer


                                       SAT CORPORATION



                                       By:/s/ Hebert Pardula
                                          ---------------------------------
                                          Name:  Herbert Pardula
                                          Title: President


                                       /s/ Herbert Pardula
                                       ------------------------------------
                                       Herbert Pardula


                  SPOUSAL CONSENT TO STOCK PURCHASE AGREEMENT

I, Nancy Jane Pardula, am the spouse of Herbert Pardula, identified in the foregoing Stock Purchase Agreement as the Shareholder. I have read the Agreement and know its contents and provisions. I am aware that my spouse, as a party to the Agreement, has agreed to sell all of our shares, including my community property interest therein, on the occurrence of certain events and on the terms and conditions set forth in the Agreement. I hereby consent to and approve the terms, conditions and provisions of the Agreement, and I agree that shares identified in the Agreement as my spouse's shares, including my community property interest therein, shall be subject to the Agreement. I agree that I will not sell, transfer, convey, assign, bequeath or otherwise dispose of any interest which I may have in the shares, except in accordance with the terms of the Agreement. By this consent, however, I do not waive my rights under California law, vis-a-vis Herbert Pardula, to my community property interest in such shares or the proceeds therefrom.

                            /s/ Nancy Pardula
                            ------------------------------
                            Spouse of Shareholder

                               TABLE OF CONTENTS

1.   PURCHASE AND SALE OF STOCK........................................................     2

   1.1    The Merger...................................................................     2
   1.2    Effect of the Merger.........................................................     2
   1.3.   Tax and Accounting Matters...................................................     3
   1.4    Certificate of Incorporation and Bylaws; Directors and Officers..............     3
   1.5    Conversion of Shares.........................................................     3
   1.6    Pledged Shares...............................................................     4
   1.7    Appraisal Rights.............................................................     4

2.   CLOSING...........................................................................     4

   2.1    Closing......................................................................     4
   2.2    Deliveries at the Closing....................................................     5

3.   REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER AND THE COMPANY.................     5

   3.1    Organization, Qualification and Corporate Power..............................     5
   3.2    Authorization; Validity......................................................     5
   3.3    Capital Stock of the Company.................................................     6
   3.4    Subsidiaries.................................................................     6
   3.5    No Conflicts.................................................................     6
   3.6    No Defaults..................................................................     7
   3.7    Required Governmental Filings and Consents...................................     7
   3.8    Financial Statements.........................................................     7
   3.9    Liabilities and Obligations..................................................     8
   3.10   Accounts and Notes Receivable................................................     9
   3.11   Governmental Permits and Licenses............................................     9
   3.12   Environmental Matters........................................................     9
   3.13   Real and Personal Property...................................................    10
   3.14   Material Contracts...........................................................    12
   3.15   Intellectual Property........................................................    13
   3.16   Insurance....................................................................    16
   3.17   Compensation; Employment Agreements..........................................    16
   3.18   Employee Benefit Plans.......................................................    16
   3.19   Conformity With Law; Litigation..............................................    19
   3.20   Taxes........................................................................    19
   3.21   Absence of Changes...........................................................    20
   3.22   Bank Accounts; Powers of Attorney............................................    22
   3.23   Customers; Backlog; Returns and Complaints; Suppliers........................    22
   3.24   Brokers; Finders.............................................................    23
   3.25   Interests of Officers........................................................    23
   3.26   Disclosure...................................................................    23
   3.27   Investment Representations...................................................    23
   3.28   Government Contracts.........................................................    24

4.   REPRESENTATIONS OF INTEGRAL......................................................     26

   4.1    Due Organization............................................................     26
   4.2    Authorization; Validity of Obligations......................................     26

   4.3    The Integral Shares............................................................     27
   4.4    No Conflicts...................................................................     27
   SEC Filings; Financial Statements.....................................................     27

5.   PRE-CLOSING COVENANTS...............................................................     29

   5.1    General........................................................................     29
   5.2    Notices and Consents...........................................................     29
   5.3    Operation of Business..........................................................     29
   5.4    Preservation of Business.......................................................     30
   5.5    Full Access, Confidentiality...................................................     30
   5.6    Notice of Developments.........................................................     31
   5.7    Exclusivity....................................................................     31
   5.8    Pooling Accounting.............................................................     31
   5.9    Tax Returns....................................................................     31
   5.10   Affiliate Agreement............................................................     32

6.   POST-CLOSING COVENANTS..............................................................     32

   6.1    Confidentiality................................................................     32
   6.2    Operation of the Company Subsequent to the Closing.............................     32
   6.3    General........................................................................     32
   6.4    Registration...................................................................     32

7.   CONDITIONS TO OBLIGATION TO CLOSE...................................................     34

   7.1    Conditions to Obligation of the Buyer..........................................     34
   7.2    Conditions to Obligation of the Company and the Shareholder....................     35

8.   REMEDIES FOR BREACHES OF THIS AGREEMENT.............................................     36

   8.1    Survival of Representations and Warranties.....................................     37
   8.2    Indemnity......................................................................     37
   8.3    Notice of Claim................................................................     38
   8.4    Limitation.....................................................................     39

9.   NONCOMPETITION......................................................................     40

   9.1    Prohibited Activities..........................................................     40
   9.2    Damages........................................................................     41
   9.3    Reasonable Restraint...........................................................     41
   9.4    Severability; Reformation......................................................     41
   9.5    Independent Covenant...........................................................     42
   9.6    Materiality....................................................................     42
   9.7    Specific Performance...........................................................     42

10.  GENERAL.............................................................................     42

   10.1   Cooperation....................................................................     42
   10.2   Successors and Assigns.........................................................     42
   10.3   Entire Agreement...............................................................     42
   10.4   Counterparts...................................................................     43
   10.5   Brokers and Agents.............................................................     43
   10.6   Expenses.......................................................................     43
   10.7   Notices........................................................................     43
   10.8   Governing Law..................................................................     44
   10.9   Severability...................................................................     45

   10.10  Absence of Third-party Beneficiary Rights......................................     45
   10.11  Mutual Drafting................................................................     45
   10.12  Further Representations........................................................     45
   10.13  Amendment; Waiver..............................................................     45
   10.14  Public Disclosure..............................................................     45
   10.15  Termination of Agreement.......................................................     46
   10.16  Effect Of Termination..........................................................     46

Exhibit 2.1         Agreement of Merger
Exhibit 5.10        Form of Shareholder Affiliate Agreement
Exhibit 7.1(g)      Form of Opinion of Counsel to the Shareholder
Exhibit 7.2(h)      Form of Opinion of Counsel to Integral
Exhibit 7.2(j)      Form of Consulting Agreement
Exhibit 6.6         Retention Incentive Program Agreement
Exhibit 3.17        Form of Proprietary Information and Confidentiality
                    Agreement


Schedule 3.1        Organization, Qualification and Corporate Power
Schedule 3.8        Financial Statements
Schedule 3.9        Liabilities and Obligations
Schedule 3.13(b)    Real Property
Schedule 3.13(d)    Title to Assets
Schedule 3.14       Material Contracts
Schedule 3.15       Intellectual Property
Schedule 3.16       Insurance
Schedule 3.17       Compensation: Employment Agreements
Schedule 3.18       Employee Benefit Plans
Schedule 3.19       Conformity with Law: Litigation
Schedule 3.20       Taxes
Schedule 3.22       Bank Accounts: Powers of Attorney
Schedule 3.23       Customers; Backlog; Returns and Complaints
Schedule 3.24       Brokers; Finders
Schedule 3.28       Government Contracts

Schedule 10.17      List of Knowledge Persons

(The Exhibits and Schedules to this Agreement and Plan of Reorganization have been omitted. The Company will furnish such Exhibits and Schedules supplementally to the Commission upon request.)

                            INDEX OF DEFINED TERMS

A

Adverse Consequence............................    33
Adverse Consequences...........................    33
Agreement......................................     2
Applicable Fraction............................     3

B

Broker's or Finder's Fee.......................    21
business of Integral...........................    36

C

Certificate....................................     4
Charter Documents..............................     5
Closing........................................     5
Closing Date...................................     5
Code...........................................     2
Company........................................     2
Company Common Stock...........................     2
Company Financial Statements...................     8
Company Third-Party Consents...................    13
Customer.......................................    36

E

Environmental Claims...........................    10
Environmental Laws.............................    10
ERISA..........................................    16

F

Financial Projections..........................    22
Fully Diluted Company Share Amount.............     4

G

GAAP...........................................     2
Government Contract............................    25
Government Subcontract.........................    25
Governmental Authority.........................     8

H

Hazardous Material.............................     9

I

Indemnification Arbitrator.....................    35
Indemnified Party..............................    33
Indemnifying Party.............................    33
Integral.......................................     2
Integral Common Stock..........................     3
Integral SEC Documents.........................    26
Integral's business............................    36
Intellectual Property..........................    15
Interim Balance Sheet..........................     8

Interim Balance Sheet Date.....................     8
Interim Financials.............................     8

L

Laws...........................................    11
Leased Premises................................    10
Leases.........................................    10
liabilities....................................     8

M

Material Adverse Affect........................    19
Material Contracts.............................    13
Material Permits...............................     9
Merger.........................................     2
Merger Sub.....................................     2
CGCL...........................................     2

P

Parties........................................     2
Plan...........................................    16
Plans..........................................    16
Pledged Shares.................................     4
Purchase Price.................................     4

R

Registrable Securities.........................    30
Rule 145.......................................    29

S

SEC............................................     2
Securities Act.................................    22
Shareholder....................................     2
Shareholder Affiliate Agreement................    29
Significant Customers..........................    21
Surviving Corporation..........................     2

T

Tax............................................    19
Tax Return.....................................    19
Taxes..........................................    19

Y

Year-End Financials............................     8